Std. Office Lease
Revised 9/1/00

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this "Lease"), made this 10TH day of DECEMBER, 2007, by and between 7250 LIMITED PARTNERSHIP, LLLP, a Maryland limited liability limited partnership (hereinafter called "Landlord"), and CONMED, INC., a Maryland corporation (hereinafter called "Tenant"). In consideration of the premises and the covenants, conditions and rents hereinafter set forth, it is agreed as follows:

1. PREMISES AND TERM:

A. Landlord does hereby lease, demise and let to Tenant, and Tenant does hereby lease, take and accept from Landlord, the "Premises," Suite No.400, being comprised of 6,668 rentable square feet of space located in a 5-story building known as 7250 Parkway Drive, Hanover, Anne Arundel County, Maryland (hereinafter the "Building"), as outlined in red on the building and site plan attached hereto as Exhibit A, together with the use in common with other occupants of the Building of any other common areas made available by Landlord. Reference in this Lease to the term "Building" shall include the separately subdivided parcel of land upon which the Building is located, unless the context plainly requires a contrary meaning. Landlord and Tenant have stipulated and conclusively agreed upon the number of rentable square feet of space comprising the Premises, which reflects an agreed upon common area factor.

B. TO HAVE AND TO HOLD the same for a term commencing on the later of (i) five (5) days after the date the Landlord substantially completes the Tenant improvements shown on Exhibit "B" and (ii) 1st day of February, 2008 (except as otherwise provided herein) (hereinafter the "Commencement Date"), and terminating on the last day of the sixtieth (60th) full calendar month after the Commencement Date (hereinafter the "Termination Date"). Reference in this Lease to the "term" shall include any renewal term provided for herein or in any Rider to this Lease, unless the context plainly requires a contrary meaning.

2. TENANT IMPROVEMENTS:

A. Landlord shall install the tenant improvements set forth in the tenant improvement specifications and/or the floor plan attached hereto as Exhibit B. Any additions to or modifications of the work and/or materials described in the attached exhibit which result in additional costs shall be handled as change orders and paid for by Tenant upon completion of such work.

B. Notwithstanding the date specified in Paragraph 1B. above for the commencement of the term of this Lease, such term shall not commence until the substantial completion of the construction of all tenant improvements as specified above and Landlord has permitted Tenant to take possession of the Premises. Possession of the Premises shall be deemed delivered to Tenant on the date Landlord makes the Premises available to Tenant, notwithstanding any item of incomplete work set forth on a "punch list" prepared by Landlord and Tenant in writing

at the time of or within thirty (30) days after the Commencement Date. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the date specified in Paragraph l.B. above, and Landlord's non-delivery of the Premises shall not affect this Lease or the obligations of Tenant under this Lease. In such event, the term of this Lease shall be extended for a period equal to the delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the term of this Lease on the last day of a month and rent at the applicable rate, shall be payable for such additional portion of the month. If delivery of possession of the Premises to Tenant is delayed, Landlord and Tenant shall, at the request of either, upon such delivery, execute an amendment to this Lease setting forth the Commencement Date and Termination Date of this Lease.

C. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall not advance the Termination Date of this Lease. All of the terms, covenants and provisions of this Lease shall apply from the date of occupancy and possession and the rent shall be paid at the rate herein set forth on a pro rata basis for the early occupancy period.

D. If Landlord is delayed in substantially completing tenant improvements as a result of any of the following, then commencement of the term of this Lease shall be the date the Premises would be completed but for the delays caused by Tenant and the Termination Date of this Lease shall be as stated in Paragraph 1.B. above; and, Tenant shall not be relieved of its obligations to pay rent as prescribed in Paragraph 3 below:

(1) Tenant's failure to approve or "approved as noted" detailed working drawings or other drawings, plans or specifications within ten(10) days after a written submission by Landlord indicating its intent to exercise its rights under this Paragraph 2D if Tenant does not so respond.

(2) The performance by any person, firm or corporation (other than Landlord's contractor) employed at Tenant's request and the completion of work by said person, firm or corporation which in fact substantially delays completion of Landlord's Work;

(3) Delay in delivery of materials, finishes, or installations requested by Tenant other than materials, finishes and installation used as Building Standard items by Landlord's contractors in the Building to the extent the lack of such materials, finishes or installations does in fact cause substantial delays ; and

(4) Any other delay (including, without limitation, delay in providing necessary approvals or disapprovals required of Tenant) caused by the deliberate action or inaction of Tenant or its employees, agents, contractors or invitees.

E. Tenant's occupancy of the Premises to commence its operations shall constitute acceptance thereof (except for latent defects) and shall be deemed to constitute Tenant's agreement that the Premises comply with all requirements of Tenant and all obligations of Landlord with respect to the condition, order and repair thereof, including, but not limited to, the tenant improvements required to be made by Landlord, pursuant to this Paragraph 2 or elsewhere in this Lease, except for those matters of which Tenant notifies Landlord in writing within thirty (30) days

after the Commencement Date. Tenant shall have no right whatsoever to raise any objection with respect to the condition of the Premises, including, but not limited to, Landlord's tenant improvements, unless set forth in such a written notice timely given.

3. **RENT:**

A. Tenant covenants to pay to Landlord c/o Emory Hill Real Estate Services, Inc., Suite 100, 92 Read's Way, New Castle, Delaware 19720, or at such place as Landlord shall from time to time direct, the following basic rent ("Basic Rental") during the term of this Lease:

Lease Year	Annual Basic Rental	Monthly Payment
1	$ 131,693.00	$ 10,974.42
2	$ 135,643.79	$ 11,303.65
3	$ 139,713.10	$ 11,642.76
4	$ 143,904.49	$ 11,992.04
5	$ 148,221.62	$ 12,351.80

Such Basic Rental shall be payable in equal monthly installments as described above, in advance and without demand, on the first day of each and every month during the term of this Lease, commencing on the Commencement Date.

B. Tenant covenants to pay when due, without any abatement, deduction or set-off, the rent provided for herein and to pay as additional rent when due all other sums, costs, charges and expenses payable by Tenant under this Lease, and, in the event of any nonpayment thereof, such sums shall be collected as rent, and Landlord shall have all the rights and remedies provided for herein or by law in the case of nonpayment of rent.

4. **LATE PAYMENT:**

In the event that any payment required by Tenant under the provisions of this Lease shall not be paid when due, Tenant shall, five (5) days after written notice, pay to Landlord a late charge equal to five percent (5%) of such payment or, if less, the highest rate permitted by applicable law and (ii) interest on such payment from the date when due until paid at a rate per annum equal to eighteen percent per annum. The late charges imposed under this Paragraph 4 shall be deemed "rent" for all purposes under this Lease, are not penalties and have been agreed to by Landlord and Tenant as necessary to compensate Landlord for its additional costs associated with late payment.

5. **FIRST MONTH'S BASIC RENTAL:**

The first month's Basic Rental in the amount of Ten Thousand Nine Hundred Seventy-Four Dollars and Forty-Two Cents ($10,974.42) will accompany this Lease, when submitted for approval by Landlord. If this Lease is not approved by Landlord within thirty (30)

days of its submission to Landlord, the above sum, as well as any security deposit made pursuant to Paragraph 6 below, will be refunded in full. If this Lease is approved by Landlord, the first month's Basic Rental shall be applied against the first full monthly payment of Basic Rental due under this Lease.

6. SECURITY DEPOSIT:

Tenant has deposited with Landlord Ten Thousand Nine Hundred Seventy-Four Dollars Forty-Two Cents ($10,974.42), as a security deposit, which sum shall be held without payment of interest as security for the performance by Tenant of its obligations under this Lease. Landlord is authorized to deposit these funds in a non-interest bearing account commingled with Landlord's general funds or otherwise, and Landlord shall not be responsible for the solvency of the depository so long as it is insured by the Federal Deposit Insurance Corporation or similar insurer. If Tenant shall perform all such obligations, said security deposit shall be refunded to Tenant, without interest, within thirty (30) days after termination of this Lease. If Tenant shall default in any obligation, Landlord shall be entitled to apply any or all of said security deposit toward Landlord's damages as determined by Landlord, and Tenant shall, within five (5) days after notice thereof, deposit with Landlord an amount sufficient to restore said security deposit to its original amount, which amount shall constitute "rent" under this Lease.

7. ADJUSTMENTS TO RENT.

A. The Operating Base Expense of the Building shall be the Operating Expenses (defined below) of the Building calculated per rentable square foot of space for Calendar Year 2008. If in any calendar year during the term hereof, the Operating Expenses of the Building, calculated per rentable square foot, should exceed the Operating Base Expense (such excess being hereinafter referred to as the "Operating Expense Differential"), then, as additional rental for that year, Tenant shall pay the Operating Expense Differential to Landlord within thirty (30) days of being notified by Landlord of said amount being due for each rentable square foot of space leased hereunder, and any expansion or extensions thereof.

B. At any time during the term of this Lease, Landlord may deliver to Tenant a written estimate of any additional rent which, in Landlord's opinion, may be anticipated under this Paragraph 7, whereupon the monthly rental for such full or partial calendar year shall be increased by the amount estimated divided by the number of months remaining in the calendar year, and Tenant shall pay such additional rent on a monthly basis at the same time the monthly installment of Basic Rental is due.

C. Statements showing the actual Operating Expenses of the Building and Tenant's share thereof (hereinafter referred to as "Statement of Actual Adjustment") shall be delivered by Landlord to Tenant within ninety (90) days after the end of any calendar year in which additional rental was paid or due by Tenant under the provisions of this Paragraph 7. Within fifteen (15) days after the delivery by Landlord to Tenant of such Statement of Actual Adjustment, Tenant shall pay to Landlord the amount of any rent shown as being due and unpaid thereon. Should such Statement of Actual Adjustment show Tenant had paid to Landlord an aggregate amount in excess of the additional rent due for the preceding calendar year and Tenant is not then in default hereunder,

Landlord shall credit the amount thereof to the monthly rent or rents next becoming due from Tenant or at the end of the Term, refund to Tenant.

D. If the term of this Lease begins on a day other than the first day of a calendar year, or should this Lease terminate on a day other than the last day of a calendar year, the amount shown as due by Tenant on the Statement of Actual Adjustment shall reflect a pro-ration based on the proportion that the number of days this Lease was in effect during such calendar year bears to 365.

E. For purposes of this article, the term "Operating Expenses" shall mean any and all actual out of pocket costs and expenses paid or incurred by Landlord, or its agents, employees or contractors for any calendar year in connection with the ownership, operation, management, servicing, maintenance, and repair of the Building or any part thereof, including, but not limited to, the common areas, determined in accordance with generally accepted accounting principles and as generally calculated for similar buildings in the Columbia Maryland area, and ground rent, if any, including, but not limited to, management fees (such fees must be competitive for similar buildings in the Columbia, Maryland area), property taxes, and insurance, but shall exclude: (1) provisions for depreciation; (2) interest on indebtedness; (3) income taxes; and (4) dividends.

F. If during any calendar year of the Lease, the occupancy of the rentable area of the Building averages less than ninety-five percent (95%), then it is agreed that the Operating Expenses shall be computed as though the rentable area of the Building had been ninety-five (95%) occupied for such calendar year. Such estimate for the re-computation of the Operating Expenses shall be obtained from qualified specialists in the field associated with the respective expense categories. All such expense categories will be accounted for and reported in accordance with generally accepted accounting principles.

G. The obligations of Landlord and Tenant under this Paragraph 7 shall survive the expiration or other termination of this lease.

8. BUILDING SERVICES.

Landlord shall furnish heat and air-conditioning during the hours from 8:00 a.m. to 6:00 p.m., Monday to Friday and 8:00 a.m. to 1:00 p.m. on Saturday, inclusive, except holidays as observed by the federal government, as required in Landlord's reasonable judgment for the occupancy of the Premises by Tenant but sufficient for Tenant to operate its business comfortably, and will cause the Premises to be cleaned, and will also furnish electricity for lighting the Premises, small (desk top) business machines and computer servers. Business machines shall be deemed to include such equipment as typewriters, adding machines, proof machines, bookkeeping machines, word processors, copiers, scanners and personal computers and all other business equipment now in general use. Tenant will pay, however, for all electric current furnished, if any, for specialized tabulation and electronic computing equipment and other equipment and machinery using more electricity than the business machines enumerated above. Landlord represents that the existing

electrical capacity is sufficient for a general office use. In such case, a separate meter therefore shall be installed at Tenant's cost and said electric current shall be paid for by Tenant at the prevailing rate charged to Landlord by the utility company. If Tenant requests heat and air-conditioning after the regular hours set forth above, Tenant agrees to pay Landlord for such additional heat and air-conditioning based on the actual cost to Landlord. Landlord agrees to replace standard building fixture light bulbs in the lighting fixtures whenever necessary at its sole cost and expense. Landlord shall not under any circumstances be liable to Tenant or to any other person for any failure to supply heat, air conditioning, electricity or any other of the aforementioned services unless caused by its gross negligence or intentional acts or omissions.

9. **COMMON AREA:**

All common areas shall be subject to the exclusive control of Landlord. Landlord shall maintain in first class manner and operate, manage, equip, police, light and maintain the common areas, all in such manner as Landlord, in its sole discretion, may, from time to time determine. Landlord hereby expressly reserves the right (but not the obligation) to maintain security for the common areas; to use and to allow others to use the common areas for any purpose; to change the size, area, level, location and arrangement of the common areas; to close temporarily all or any portion of the common areas for the purpose of making repairs, changes, or alterations thereto or performing necessary maintenance in connection with any emergency or for any other purpose whatsoever, whether such purpose is similar or dissimilar to the foregoing. If the size, area, level, location or arrangement of such common areas or the type of facilities at any time forming a part thereof be changed, altered, rearranged or diminished, Landlord shall not be subject to any liability therefor, nor shall Tenant be entitled to any compensation or diminution or abatement of rent therefor, nor shall such alteration, rearrangement, revocation, change or diminution of such common areas be deemed a constructive or actual eviction or otherwise be grounds for terminating or modifying this Lease. Tenant shall not obstruct the common areas or use them for any purpose other than their customary or intended purposes.

10. **UTILITIES:**

Except to the extent Landlord has expressly agreed elsewhere in this Lease to supply heat, air-conditioning or electricity, at Landlord's expense, Tenant shall pay when due all charges for gas, electricity, light, heat, power and all other utilities and for telephone or other communication services used, rendered or supplied upon or in connection with the Premises.

11. **LIENS OR ENCUMBRANCES:**

Tenant shall not do or suffer to be done any act, matter or thing whereby Landlord's or Tenant's interest in the Premises, or any part thereof, may be encumbered by any mechanics' lien. Tenant shall discharge or stay the enforcement by bond or otherwise, within thirty (30) days after the date of filing, any final or interlocutory mechanics' liens filed against Landlord's or Tenant's interest in the Premises, or any part thereof, purporting to be for labor or material furnished or to be furnished to Tenant. Landlord may, at its option, discharge by bond or otherwise any such mechanics' lien not discharged by Tenant within such ten (10) day period, and Tenant, upon demand, shall reimburse Landlord for any such expense incurred by Landlord. Any monies expended

by Landlord shall be deemed additional rent, collectible as such by Landlord and the late charge specified in Paragraph 4 shall accrue from the date Landlord becomes obligated for such expenses. Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanics' or other lien for labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Premises or the Building.

12. USE OF PREMISES:

Tenant shall use and occupy the Premises throughout the term hereof solely for general office purposes and for no other purpose, without Landlord's prior written consent. Furthermore, no use of the Premises shall be made or permitted to be made that shall result in: (i) waste of the Premises or any part thereof; (ii) a public or private nuisance that may disturb the quiet enjoyment of Landlord or other tenants of the Building; (iii) any improper, unlawful, immoral, or objectionable use; or (iv) noises, vibrations, odors or anything else that may disturb Landlord or other tenants or neighboring property owners.

13. ALTERATIONS AND IMPROVEMENTS:

A. Upon completion of the tenant improvements in accordance with Paragraph 2 hereof, Landlord shall assign to Tenant all warranties relating to such tenant improvements and shall have no further obligation to make any alterations or improvements to the Premises except as provided in Paragraph 14.A. hereof.

B. Tenant further covenants that it will at no time or times make any alterations, improvements or changes of any kind to the Premises (structural or otherwise) without first submitting the plans thereof and securing the prior written consent of Landlord, which consent shall not be unreasonably withheld. With respect to any alterations, improvements or changes that have been so approved by Landlord, Tenant may either:

1) Contract with Landlord or Landlord's agent to make alterations and improvements at Tenant's expense, or

2) Contract with any licensed contractor to make alterations and improvements after first providing the following items to Landlord and obtaining Landlord's written consent therefore:

a) approval of the Fire Marshal of the authority having jurisdiction (City or State), and

b) copy of a building permit issued by the local authority having jurisdiction (City or County) or evidence from the authority that no permit is required, and

c) copy of license of contractor performing the work, and

d) copy of insurance certificate from contractor naming Landlord as an additional insured and showing evidence of coverages as required by Landlord, but at least equal to the following:

TYPE		LIMITS
General Liability	Each occurrence	$1,000,000
	general aggregate	$2,000,000
Automobile Liability	Each accident	$1,000,000
Workers Compensation		Statutory

e) release of mechanic's liens for all work to be performed.

C. Tenant further covenants that if it makes alterations and improvements to the Premises that:

1) During the construction period, Landlord or Landlord's agent will have access to the Premises to verify that all work is in accordance with approved plans. Tenant shall reimburse Landlord for all reasonable costs incurred for inspection services.

2) Within thirty (30) days of completion of construction, Tenant will furnish Landlord copies of a Fire Marshal's Final Inspection Report and a Certificate of Occupancy or use, issued by the local authority having jurisdiction.

3) At the end of term of this Lease, at Landlord's sole option, Tenant shall remove all alterations and improvements and restore the Premises to its prior condition at Tenant's sole cost (ordinary wear and tear excluded).

4) All improvements, alterations, replacements and building service equipment made or installed by or on behalf of Tenant and permanently affixed to the Building shall immediately upon completion or installment thereof be and become the property of Landlord without payment therefor by Landlord, but subject to the provisions of this Lease, including the provisions of Paragraph 13.C(3) above and Paragraph 24.B. below, provided that all machinery, equipment (other than building service equipment), trade fixtures, movable partitions, furniture and furnishings installed by Tenant or maintained on the Premises, even if permanently affixed thereof, shall remain the property of Tenant, and Tenant shall, if not in default, be entitled to remove the same or any part thereof at any time during the term of this Lease, but Tenant shall at its expense, repair any and all damage to the Premises resulting from or caused by such removal. The interest of Tenant in any property which is not so removed shall at the end of the time provided for removal thereof vest in Landlord.

D. Landlord shall have the exclusive right to use all or any part of the roof and exterior walls of the Building and any other common areas for any purpose; to make alterations to and to build additional stories on the Building and to build adjoining the same; and to erect and maintain in connection with any construction thereof, temporary scaffolds and other aids to construction on the exterior of the Building. Landlord shall have access to the Premises that may be

necessary or desirable to perform such work, and Tenant shall not be entitled to any abatement of rent on account thereof.

14. REPAIRS AND MAINTENANCE:

A. Other than the initial construction of the Premises pursuant to Paragraph 2, Landlord shall not be required to make any repairs or improvements to the Premises except structural repairs and maintenance and replacement of building-wide systems.

B. At the expiration or other termination of this Lease or upon abandoning the Premises, Tenant shall leave the same, and during the term thereof shall keep the same, including carpeting and partitioning, in good order and condition, ordinary wear and tear and damage by the elements excepted, and, for that purpose, Tenant shall make all necessary repairs and replacements. Tenant shall also remove all dirt, rubbish, waste and refuse from the Premises and all its property there from at the end of the term of this Lease, to the end that Landlord may again have and repossess the same not later than midnight on the date upon which this lease or any renewal or extension thereof ends. Tenant shall not do or commit or suffer to be done or committed upon the Premises any act or thing contrary to the laws, rules or regulations prescribed from time to time, by any of the constituted Federal, State, County or Municipal authorities.

C. Tenant covenants and agrees that Landlord shall not be held responsible for and Landlord is hereby released and relieved from, and forever saved harmless from, any liability by reason of or resulting from damage or injury to person or property of Tenant or of anyone else, directly or indirectly caused by

(1) dampness or water in any part of the Premises or in any part of any other property of Landlord or of others and/or

(2) any leak or break in any part of the Premises or in any part of any other property of Landlord or of others or in the pipes of the plumbing or heating works thereof, no matter how caused.

D. Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption, or injury to business arising from the making of any repairs or changes that Landlord is required or permitted by this Lease to make, or by any other tenant's lease or required by law to make in or to any portion of the Premises, Building or common areas.

15. LIABILITY AND OTHER INSURANCE:

A. Tenant shall obtain and maintain commercial general liability insurance in form and substance reasonably satisfactory to Landlord and Landlord's lender, from time to time insuring Landlord and if Landlord so elects, Landlord's lender and such other person(s) as required by Landlord, as additional insureds, against claims for bodily injury or death or property damage occurring in or about the Premises and on, in or about the adjoining driveways and passageways, with limits as required by Landlord from time to time, but in no event with combined single limits less than Two Million Dollars ($2,000,000.00) per occurrence, and Three Million Dollars

($3,000,000.00) in the aggregate. Such liability insurance shall, in addition, extend, through contractual liability insurance, to any liability of Tenant arising out of the indemnifications provided in this Lease. Such policy of insurance shall provide that notwithstanding any negligent act of Tenant which might otherwise result in its forfeiture, the policy shall not be canceled without at least thirty (30) days written notice to Landlord. A copy of said policy shall be delivered to Landlord, prior to the Commencement Date and as otherwise required by Landlord, and evidence of renewals shall be delivered to Landlord annually and as otherwise required by Landlord.

B. Tenant shall obtain and maintain fire insurance with standard broad form extended coverage and standard replacement cost endorsements covering all of Tenant's contents, furniture, furnishing, machinery, such equipment as is not affixed to the Premises, trade fixtures and signs and Tenant's interest in all of the improvements and alterations installed in the Premises by Tenant. A certificate evidencing such insurance shall be delivered to Landlord prior to the Commencement Date and as otherwise required by Landlord and evidence of renewals shall be delivered to Landlord annually.

C. Tenant shall obtain and maintain such other and further insurance with respect to such risks or matters as Landlord may reasonably require no more than once in the term. All of the insurance which Tenant is required to obtain and maintain pursuant to the terms of this Lease shall be in form and content reasonably satisfactory to Landlord, issued by such insurers as reasonably satisfactory to Landlord and shall name such parties as Landlord may reasonably require, from time to time.

16. DAMAGE OR DESTRUCTION:

A. If during the term of this Lease the Premises are damaged by fire or other casualty, but not to the extent that Tenant is prevented from carrying on its business in the Premises, Landlord, subject to the provisions of Paragraph 16.B, below, shall promptly restore the Premises to their condition immediately prior to the casualty and the rent and additional rent shall not be abated.

B. If during the term of this Lease the Premises are destroyed or so damaged by fire or other casualty that Tenant is prevented from carrying on business in the Premises or if more than twenty percent (20%) of the floor area of the Building is destroyed or damaged or if the Building is otherwise destroyed or damaged to such an extent that Landlord desires to raze or remodel the Building (whether or not the Premises shall be affected), Landlord shall have the option either to restore the Premises or such other portion of the Building to its condition immediately prior to the casualty or to terminate this Lease. Such option shall be exercised by Landlord by written notice to Tenant within forty-five (45) days after the casualty.

C. If Landlord chooses to restore the Premises, it shall prepare or cause to be prepared a reasonable estimate of the time needed to restore the Premises to their condition immediately prior to the casualty. Such estimate shall accompany the written notice to Tenant. If the time period indicated in the notice exceeds one hundred eighty (180) days, Tenant may terminate this Lease within five (5) days of receipt of Landlord's notice, provided, however, that termination shall not occur unless Landlord's lender has been given notice and opportunity to cause repairs to be made within a reasonable time. In no event shall Landlord be obligated to expend for any repairs or

reconstruction pursuant to this Paragraph 16 an amount in excess of the insurance proceeds, if any, recovered by it and allocable to the damage to the Premises after deducting therefrom Landlord's reasonable expenses in obtaining such proceeds and any amounts required to be paid to any lender of Landlord. Landlord shall not be responsible to repair or restore any alterations or improvements made by Tenant or any of Tenant's machinery, equipment, trade fixtures, movable partitions, furniture and furnishings.

D. If the restoration period is less than the period indicated above or if Tenant agrees to a period in excess of one hundred eighty (180) days, then Landlord shall promptly commence such repair work and diligently proceed to complete the same.

E. Rent shall be equitably abated for any period that the Premises are destroyed or damaged to the extent that Tenant is substantially prevented from carrying on its business in the Premises.

17. COMPLIANCE WITH REGULATIONS, ETC.:

Tenant covenants throughout the term of this Lease at its expense to comply promptly with all laws, codes, ordinances, administrative and court orders and directives, rules and regulations, whether now in effect or hereafter promulgated, applicable to Tenant's manner of use (versus general office use) of the Premises and with all recorded covenants, conditions, easements, agreements and restrictions that affect the Premises.

18. CONDEMNATION:

A. If during the term of this Lease all or a substantial part of the Premises shall be taken by eminent domain, then at the option of Tenant or Landlord this Lease shall terminate as of, and the rent shall be apportioned to and abate from and after, the date of taking. Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired term of this Lease and no right to participate in any award or damages for such taking (except as set forth in sub-paragraph E hereof) and hereby assigns all of its right, title and interest therein to Landlord. For purposes of this Paragraph 18, "a substantial part of the Premises" shall mean a taking which renders Tenant unable to carry on its business on the Premises.

B. If during the term of this Lease, less than "a substantial part of the Premises" shall be taken by eminent domain, this Lease shall, subject to Landlord's rights set forth in Paragraph 18.C. below, remain in full force and effect according to its terms; and Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord; provided that Landlord shall at its expense promptly make such repairs and improvements as shall be necessary to restore the Premises to substantially the same efficiency as before the taking.

C. If the whole or any part of the Building shall be so taken, then in such event notwithstanding that the Premises in whole or in part is not so taken or conveyed, Landlord shall have the right and power, at its option to be exercised by written notice to Tenant, to terminate this Lease effective either the date title vests in the condemning authority or the date Landlord is required

to deliver possession of the part so taken or conveyed. In any event, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired term of this Lease.

D. For the purpose of this Paragraph 18, "taken by eminent domain" or "taking under the power of eminent domain" shall include a negotiated sale or lease and transfer of possession to a condemning authority under bona fide threat of condemnation for public use, and Landlord alone shall have the right to negotiate with the condemning authority and conduct and settle all litigation connected with the condemnation. As hereinabove used, the words "award of damage" shall, in the event of such sale or settlement, include the purchase or settlement price of any such negotiated transfer.

E. Nothing herein shall be deemed to prevent Tenant from claiming, negotiating and receiving from the condemning authority, if legally payable, compensation for the taking of Tenant's own tangible property, improvements upon the Premises constructed at Tenant's sole expense and damages for Tenant's loss of business, business interruption and/or removal and relocation. Should the condemnation be effected without a cancellation of this Lease, there shall be an appropriate reduction in rent commensurate with the area so taken.

19. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS:

If Tenant shall fail to commence to perform any agreement, covenant or duty required of it by this Lease or by law, Landlord shall at any time after ten (10) days' written notice to Tenant (provided, no notice and/or cure period shall be required in the event of an emergency) have the right (but not the duty) to perform the same, including but not limited to the right to enter the Premises, if necessary, without any liability to Tenant for damage to the Premises or otherwise, to perform the same, but the reasonable cost thereof shall be deemed to be additional rent, and shall give Landlord the same rights and remedies as though the additional rent were part of the monthly rent due Landlord under this Lease.

20. INDEMNIFICATION AND WAIVER OF CLAIM:

A. Tenant will defend and will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability, and expense (including, but not limited to, attorney's fees) in connection with the loss of life, bodily injury, or damage to property or business arising from, related to, or in connection with the occupancy or use by Tenant or any assignee, subtenant, concessionaire, or licensee of the Premises or the Building or occasioned wholly or in part by any act or omission of Tenant or any assignee, subtenant, concessionaire, or licensee or its or their contractors, subcontractors, agents, employees, or invitees on the Premises. Tenant shall also pay all costs, expenses, and attorney's fees that may be expended or incurred by Landlord in enforcing or defending against the enforcement of the covenants and agreements of this Lease.

B. Landlord shall not be liable for, and Tenant, in consideration of Landlord's execution of this Lease, hereby releases all claims against Landlord for loss or damage that may be occasioned by or through the acts or omissions of other tenants, their contractors and subcontractors and their agents, employees or invitees, or for loss of life, bodily injury, or damage to property or business sustained by Tenant or any person claiming through Tenant or on the Premises resulting

from any fire, accident, occurrence, or any other condition in or upon the Premises or any part thereof including, but not limited to, such claims for loss of life, bodily injury, or damage resulting from (a) any defect in or failure of plumbing or plumbing fixtures, heating equipment, electrical wiring or installation thereof, water pipes, stairs, elevators, railings, or walks; (b) any equipment or appurtenances being out of repair; (c) the bursting, leaking, or running of any tank, washstand, water closet, waste pipe, drain, or any other pipe or tank in, upon, or about the Premises; (d) the backing up of any sewer pipe; (e) the escape of steam or hot water; (f) water, snow, or ice being upon or coming through the roof or any other place upon or near the Premises or the Building or otherwise; (g) the falling of any fixture, plaster, brick, mortar, or stucco; (h) broken glass; (i) any act or omission of other tenants or other occupants of the Premises; and (j) any act or omission of Landlord or its contractors or subcontractors or its or their agents, employees or invitees whether occurring on, prior to, or subsequent to the date of this Lease. The foregoing waiver and release is intended by Landlord and Tenant to be absolute, unconditional, and without exception and to supersede any specific repair obligation imposed upon Landlord hereunder unless caused by the gross negligence or deliberate acts or omissions of Landlord or its agents.

C. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant do mutually each release and discharge the other, and all persons against whom their insurance company or companies would have a right or claim by virtue of subrogation, of and from all suits, claims, and demands whatsoever, for loss or damage to the property of the other, even if caused by or occurring through or as a result of any negligent act or omission of the party released hereby or its contractors, subcontractors, agents, or employees, so long as and to the extent that such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was expressly required to be so covered under this Lease. Each party further agrees that each will cause its policies of insurance for fire and extended coverage to be so written as to include a waiver of subrogation by causing such policies to contain a clause in substantially the following form:

> It is hereby stipulated that this insurance shall not be invalidated should the insured or any of them waive in writing prior to a loss any or all right of recovery against any person or entity for loss occurring to the property described herein.

If the inclusion of such a clause occasions additional cost for the policyholder, the other party shall be given notice of such additional cost and the opportunity to pay it within thirty (30) days, in which case the policyholder shall require the insurance company to include the clause.

D. The provisions of this Paragraph 20 shall survive the expiration or earlier termination of this Lease.

21. **DEFAULT PROVISIONS:** Tenant shall have breached this Lease and shall be considered in default hereunder if:

(1) Tenant fails to pay any installment of Basic Rental or additional rent when due and payable;

(2) Tenant fails to perform any of the other covenants or conditions of this Lease on the part of Tenant to be performed (other than those described elsewhere in this Paragraph 21) and such failure continues for fifteen (15) days after notice thereof is sent to Tenant;

(3) Tenant makes an assignment for the benefit of its creditors or any guarantor of Tenant's obligations under this Lease (a "Guarantor") makes an assignment for the benefit of such Guarantor's creditors;

(4) a receiver or trustee is appointed for all or part of the property of Tenant or any Guarantor;

(5) Tenant or any Guarantor files a petition in bankruptcy;

(6) there is filed against Tenant or any Guarantor a petition in bankruptcy or for its reorganization or for an arrangement under any bankruptcy law or other law and the same is not dismissed within sixty (60) days after the date filed;

(7) Tenant or any Guarantor becomes insolvent;

(8) the Premises shall be abandoned or become vacant or Tenant fails to take occupancy within a reasonable time after the Commencement Date or deserted; or

(9) any final or interlocutory lien is established against the Premises or Tenant's interest in this Lease or any lien or levy is established or made against any of Tenant's property or assets and the same is not discharged or bonded within ten (10) days after the date it is established.

22. REMEDIES OF LANDLORD:

A. In the event of a breach of this Lease as set forth in Paragraph 21 above and a termination of the Lease in accordance with the applicable law, Landlord shall have the option to do any of the following in addition to and not in limitation of any other remedy permitted by law or by this Lease: (i) to re-enter the Premises, using force if necessary, to dispossess Tenant and all other occupants from the Premises and to remove any or all of Tenant's property at the Premises, (ii) to store Tenant's property in a public warehouse or elsewhere at the cost, risk, and expense of Tenant, without Landlord's being deemed guilty of trespass or becoming liable for any loss or damage which may occur on Tenant's property, and (iii) upon fifteen (15) days' written notice to Tenant, which the parties agree is commercially reasonable, to sell at public or private sale any or all of said property, whether exempt or not from sale under execution or attachment (such property being deemed charged with a lien in favor of Landlord for all sums due hereunder), with the proceeds of sale to be applied: first, to the costs and expenses of retaking, removal, storage, preparing for sale, and sale of the property (including reasonable attorneys' fees); and second, to the payment of any sum due hereunder to Landlord (including rent, charges, and damages, both theretofore and thereafter accruing); and, third, any surplus to Tenant or the person otherwise entitled thereto.

B. Further, upon the occurrence of any such breach, Landlord, in addition to any other remedies it may have at law, in equity, by statute, or under any other provision of this Lease,

shall have the right to terminate this Lease, as well as all right, title, and interest of Tenant hereunder, by giving to Tenant not less than five (5) days' advance written notice of Landlord's election to cancel and to terminate this Lease. Upon the expiration of the time fixed in the notice of termination, this Lease and the balance of the term of this Lease then remaining, as well as all of the right, title, and interest of Tenant under this Lease, shall expire in the same manner and with the same force and effect (except for Tenant's liability as hereinafter set forth) as if the expiration of the time fixed in the notice of termination were the date upon which the term of this Lease would normally have expired. Tenant shall then immediately quit and surrender the Premises and each and every part thereof to Landlord, and Landlord may enter upon the Premises, by force, summary proceedings, or otherwise. In any of such events, Landlord shall be entitled to the benefit of all provisions of the ordinances and public local laws of the city or county where the Premises is located and of the Public General Laws of the State of Maryland dealing with the speedy recovery of lands and tenements held over by tenants or proceedings in forcible entry and detainer. Upon any entry or re-entry by Landlord, with or without legal process, Landlord shall also have the right (but not the obligation) to relet all or any part of the Premises, from time to time, at the risk and expense of Tenant. No re-entry by Landlord with or without a declaration of termination shall be deemed to be an acceptance or a surrender of this Lease or as a release of Tenant's liability for damages under the provisions of this Paragraph 22. Tenant hereby forever waives and relinquishes (i) any and all rights of redemption or reinstatement now or hereafter existing at law or in equity or provided by statute, and (ii) any right to bring a counterclaim in any action brought by Landlord for nonpayment of rent or any other summary proceedings thereon or in any action for recovery of the Premises.

C. Tenant further agrees (i) notwithstanding re-entry by Landlord with or without termination pursuant to the provisions of subpart A or B of this Paragraph 22, or (ii) if this Lease is otherwise terminated by reason of Tenant's default, or (iii) if Landlord retakes possession with or without process of law and/or re-enters with or without a declaration of termination, or (iv) if Landlord, following any of the foregoing events, elects to let or relet the Premises (whether once or more than once during the remainder of the term of this Lease, and upon such conditions as are satisfactory to Landlord) that Tenant shall, nevertheless, in each instance, remain liable for the performance of any covenant of this Lease then in default and for all rent and all other charges and damages that may be due or sustained before and after the date of default and/or termination, together with the cost of seizure and repossession of the Premises and attorney's fees incurred by Landlord as a result of the breach of this Lease.

D. In any of the events described above, Tenant agrees that it will remain liable to Landlord for liquidated damages to be calculated and paid, at Landlord's option, in either of the following ways: (i) that the rent that, but for the termination of this Lease, would have become due during the remainder of the term of this Lease, less the amount or amounts of rent, if any, that Landlord shall receive during such period from others to whom the Premises may be rented net of all costs and expenses incurred by Landlord in connection with Tenant's default, including, but not limited to, the cost to repair, restore, renovate, or decorate the Premises for a new tenant, attorney's fees, real estate commissions, the cost of any legal actions brought against Tenant, in which case liquidated damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following the termination of this Lease and shall continue until the date on which the term of this Lease would have expired but for such termination; or (ii) the rent that, but for the termination of this Lease, would have become due during the remainder of the term of this

Lease, less the fair rental value of the Premises, as determined by an independent real estate appraiser selected by Landlord, in which case such liquidated damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the interest rate specified in Paragraph 4 hereof until paid. In no event shall Landlord be required to account to Tenant for any amounts by which the fair rental value shall have exceeded the stipulated rent at the time of such termination.

E. Suit or suits for the recovery of such deficiency or damages or for a sum equal to any installment of rent and other charges payable hereunder may be brought by Landlord from time to time, at Landlord's election. Nothing herein contained shall be deemed to require Landlord to await the date when this Lease or the term of this Lease would have normally expired had there been no such default by Tenant or no such termination by Landlord, nor shall Landlord be barred by any claim involving a statute of limitations or other defense should Landlord delay in filing suit.

F. In connection with any reletting(s) of the Premises, Landlord shall have the absolute right, without such action's being or being deemed to be a surrender of its rights or as a termination of this Lease or as a release of Tenant's liability hereunder for the balance of the term of this Lease to let or relet the Premises for a longer or shorter term than that remaining after Tenant's default, to lease more or less area than that contained in the Premises, to lease the Premises together with other premises or property owned or controlled by Landlord, and to change the character or use of the Premises.

G. No entry or re-entry by Landlord, whether had or taken under summary proceedings or otherwise, nor any letting or reletting shall absolve or discharge Tenant from liability hereunder. Tenant's liability hereunder, even if there is no letting or reletting, shall survive the issuance of any dispossess warrant, order of court terminating this Lease, or any other termination based upon Tenant's default.

H. No payment received by Landlord from Tenant after re-entry or the termination of this Lease in any manner shall reinstate, continue, or extend the term of this Lease or affect any notice theretofore given to Tenant by Landlord or operate as a waiver of the right of Landlord to recover possession of the Premises by proper suit, action, proceedings, or other remedy.

I. In the event Tenant fails to vacate the Premises at any time after termination of this Lease as provided above, Tenant shall pay double annual rent and additional rent for such holdover period.

J. Nothing in this Paragraph 22 shall limit or prejudice the right of Landlord to prove and to obtain, as liquidated damages by reason of a termination arising out of the provisions of this Paragraph 22, an amount equal to the maximum allowed by any statute or rule of law in effect as of the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of liquidated damages computed under this Paragraph 22.

23. <u>RELOCATION</u>:

INTENTIONALLY OMITTED

24. SURRENDER OF PREMISES:

A. At the expiration or earlier termination of the term of this Lease, Tenant shall peaceably surrender the Premises in broom clean condition and good order and repair and otherwise in the same condition as the Premises was upon the commencement of this Lease, except ordinary wear and tear.

B. Upon ninety (90) day written notice prior to the end of the Term, Landlord may elect to require that alterations, installations, changes, replacements, additions or improvements made by Tenant to the Premises be removed at the termination of this Lease, Tenant hereby agrees to cause the same to be removed at its sole cost and expense. If Landlord so elects and Tenant fails to remove the same, Landlord may cause them to be removed at Tenant's expense, and Tenant hereby agrees to reimburse Landlord for the cost of such removal together with all and any damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same. At Landlord's election or if Landlord does not provide the requisite notice, any or all of the alterations, installations, changes, replacements, additions to, or improvements made by Tenant upon the Premises shall remain at the termination of this Lease and not be removed. Tenant shall endeavor to surrender to Landlord all keys for the Premises at the place then fixed for the payment of rent and shall endeavor to notify Landlord in writing of all combinations of locks, safes, and vaults, if any, in the Premises. Tenant's obligation to observe and perform the covenants set forth in this Paragraph 24 shall survive the expiration or earlier termination of this Lease.

C. At the expiration or earlier termination of this Lease, Tenant shall immediately remove all property that it owns and is permitted to remove from the Premises under the provisions of this Lease, and, failing to do so, Landlord at its option may either (i) cause that property to be removed at the risk and expense of Tenant (both as to loss and damage), and Tenant hereby agrees to pay all reasonable out of pocket costs and expenses incurred thereby, including sums paid to store the property elsewhere and the cost of any repairs to the Premises caused by the removal of the property, or (ii) upon thirty (30) days' written notice to Tenant, which the parties agree is commercially reasonable, sell at public or private sale any or all of such property, whether exempt or not from sale under execution or attachment (such property being deemed charged with a lien in favor of Landlord for all sums due hereunder), with the proceeds to be applied as set forth in Paragraph 22.A., or (iii) at Landlord's option, title shall pass to Landlord.

25. RIGHT TO ASSIGN AND SUBLEASE:

A. Tenant shall not make or permit an Assignment (defined below) of this Lease or of the Premises or any interest of Tenant herein or therein, in whole or in part, by operation of law or otherwise, without first obtaining in each and every instance the prior written consent of Landlord, which consent may not be unreasonably withheld, delayed or conditioned. No less than thirty (30) days prior to the effective date of a proposed Assignment, Tenant shall offer, in writing, to reconvey to Landlord, as of the effective date, that portion of the Premises which is the subject of the proposed Assignment, which offer shall contain a detailed description of the terms of the proposed Assignment and an undertaking by Tenant to accept, as full and adequate consideration for the reconveyance, Landlord's release of Tenant from all future Basic Rental and other obligations under

this Lease with respect to the Premises or the portion thereof so reconveyed. Landlord, in its absolute discretion, shall accept or reject the offered reconveyance within thirty (30) days of the offer, and, if Landlord accepts, the reconveyance shall be evidenced by an agreement in form and substance acceptable to Landlord. If Landlord fails to accept or reject the offer within the thirty (30) day period, Landlord shall be deemed to have rejected the offer; however, no such rejection by Landlord shall be deemed to be a consent to an Assignment. As used in this Lease, "Assignment" shall mean any assignment, transfer, mortgage or encumbrance, whether voluntary, involuntary or by operation of law, in whole or in part, of Tenant's interest in this Lease, any sublease or license by Tenant of all or part of the space in the Premises, or any agreement by Tenant giving any other person the right to use all or any part of the Premises or any other event deemed an Assignment elsewhere in this Lease.

B. Any consent by Landlord to an Assignment shall be held to apply only to the specific transaction thereby authorized and shall not constitute a waiver of the necessity for such consent to any subsequent Assignment, including, but not limited to, a subsequent Assignment by any trustee, receiver, liquidator, or personal representative of Tenant.

C. If this Lease or any interest herein be assigned in whole or in part or if the Premises or any part thereof be sublet, used, or occupied by anyone other than Tenant without Landlord's prior written consent having been obtained thereto, Landlord may nevertheless collect rent (including additional rent) from the assignee, sublessee, user, or occupant and apply the net amount collected to the rents herein reserved. Furthermore, in the event of any Assignment of this Lease or of the Premises or any interest of Tenant herein or therein, in whole or in part, by operation of law or otherwise, Tenant shall pay to Landlord monthly, as additional rent, the excess of the consideration received or to be received during such month for such Assignment (whether or not denoted as rent) over the Basic Rental reserved for such month in this Lease applicable to the portion of the Premises or of this Lease so assigned, sublet, or occupied. No such Assignment or collection shall be deemed a waiver of the covenant herein against Assignment by others, or the acceptance of the assignee, subtenant, user, or occupant as Tenant hereunder, or constitute a release of Tenant from the further performance by Tenant of the terms and provisions of this Lease. If this Lease or any interest herein be assigned or if the Premises or any part thereof be sublet or used or occupied by anyone other than Tenant (whether or not Landlord's prior written consent shall have been obtained) (i) Tenant shall nevertheless remain fully liable for the full performance of all obligations under this Lease to be performed by Tenant, and Tenant shall not be released therefrom in any manner, (ii) in the event of default by any assignee, subtenant, user or occupant in the performance of any of the terms of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant, user or occupant, (iii) Landlord may consent to subsequent Assignments and to subsequent amendments or modifications of this Lease without notifying Tenant and without obtaining Tenant's consent and any and all such actions shall not in any way relieve Tenant from any liability under this Lease, (iv) Tenant shall be and remain liable with respect to any option to renew or other option exercised by any such assignee, subtenant, user or occupant, and (v) Tenant shall execute such documents as Landlord may require to confirm Tenant's continuing obligations under this Lease, including, but not limited to, a guaranty of this Lease, in such form and content (and containing such additional provisions) as Landlord may require.

D. If Tenant or any stockholder, general partner, or member of Tenant is a corporation, partnership or limited liability company and if at any time during the term of this Lease any part or all of the corporate shares, general partnership interest or membership interest of Tenant, or of any stockholder, general partner or member of Tenant shall be transferred or encumbered by sale, assignment, bequest, inheritance, operation of law, or other disposition so as to result, directly or indirectly, in a change in the present effective voting control of Tenant or of such stockholder, general partner or member from the person or persons having voting control of Tenant or of such stockholder, general partner or member on the date of this Lease, Tenant shall promptly notify Landlord in writing of such change, and such change in control shall constitute an Assignment of this Lease for all purposes of this Lease; provided, however, that this provision shall not apply in the event that as of the date of this Lease over fifty percent (50%) of the effective voting control of Tenant is held by fifty (50) or more unrelated shareholders or distributed to such number of unrelated shareholders in a public distribution of securities.

E. Notwithstanding the foregoing, Tenant may assign this Lease or sublease part or all of the Premises without Landlord's consent to: (i) any corporation, limited liability company, or partnership that controls, is controlled by, or is under common control with, Tenant; or (ii) any corporation or limited liability company resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets (or all of the stock of Tenant) as a going concern of the business that is being conducted on the Premises; provided, however, the assignor remains liable under the Lease and the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, , and continues the same use as provided in this Lease.

E. In the event Tenant shall request Landlord's consent to any Assignment, Tenant shall reimburse Landlord for all of Landlord's costs and expenses, including, but not limited to, Landlord's reasonable attorneys' fees and expenses incurred in connection therewith.

26. INSPECTION BY LANDLORD, ETC.:

A. Landlord and its contractors and subcontractors, and its or their agents and employees may at all reasonable times upon reasonable notice during the term of this Lease enter to inspect the Premises and/or may show the Premises and Building to others, provided that, except in the event of an emergency, such entrance is with the prior notice to Tenant. Landlord shall also have the right to display the customary "For Rent" and "For Sale" signs on or about the Building but not inside the Premises.

B. Landlord also reserves the right, after notice of intention to so enter (except that in the event of an emergency, no notice shall be required), to enter the Premises at any time and from time to time to make such repairs, additions, or alterations or remedy any contamination as it may deem necessary for the safety, improvements, preservation, or condition thereof, or of the Building, but Landlord assumes no obligation to do so, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord shall in no event be liable for any inconvenience, disturbance, loss of business, or other damage to Tenant by reason of the performance by Landlord of any work in, upon, above, under, or outside the Premises. If during the last month of the term, Tenant has vacated the Premises and removed all or substantially all of its personal property, Landlord may immediately enter and alter, renovate, and

redecorate the Premises. The exercise of any such reserved right by Landlord shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises and shall not render Landlord liable in any manner to Tenant or to any other person, nor shall the same constitute any grounds for an abatement of rent hereunder.

27. ASSIGNMENT OF LANDLORD'S INTEREST:

If Landlord should ever assign this Lease or the rents hereunder to a creditor as security for a debt, Tenant shall, after notice of such assignment and upon demand by Landlord or the assignee, pay all sums thereafter becoming due Landlord hereunder to the assignee (from and after the time Tenant is furnished with such assignee's address) and furnish such evidence of insurance coverages required hereunder as the lender may reasonably require so as to protect the assignee's interest as it may appear and furnish such assurances to the assignee.

28. SUBORDINATION:

This Lease shall be subject and subordinate to the lien, operation and effect of any present or future mortgage or mortgages upon the Premises or any property of which the Premises are a part irrespective of the time of execution or the time of recording of any such mortgage or mortgages. The word "mortgage" as used in this Lease includes mortgages, deeds of trust or other similar instruments and modifications, extensions, renewals and replacements thereof and any and all advances thereunder.

29. ATTORNMENT:

In the event the Premises are sold at any foreclosure sale or sales, by virtue of any judicial proceedings or otherwise, this Lease shall continue in full force and effect and Tenant agrees upon request of any purchaser to attorn to and acknowledge the foreclosure purchaser or purchasers at such sale as Landlord hereunder.

30. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT:

Tenant shall, within twenty (20) days after at the request of Landlord or the holder of any present or future mortgage (herein referred to as "Mortgagee"), from time to time execute, acknowledge and deliver such further instrument or instruments as Landlord or any Mortgagee may reasonably require to, among other things, confirm the agreements contained in Paragraphs 28 and 29 above, including, but not limited to an instrument substantially in the form attached hereto as Exhibit C and a form reasonably acceptable to Tenant and its attorneys. Notwithstanding the foregoing, the provisions of Paragraphs 28 and 29 shall be self-operative and no further instrument shall be required to implement them.

31. MORTGAGEE PROTECTION CLAUSE:

Tenant agrees to give any Mortgagees, by certified mail, a copy of any notice of default served upon Landlord, provided that prior to such notice, Tenant has been notified in writing

(by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such Mortgagees. Tenant further agrees that if Landlord shall have failed to cure such default, then the Mortgagees shall have thirty (30) days from the date of receiving notice within which to cure such default or if such default cannot be cured by such Mortgagee within that time, then such additional time as may be necessary if within such thirty (30) days any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

32. TENANT HOLDING OVER:

A. This Lease and the tenancy hereby created shall cease and terminate at the end of the term without the necessity of any notice of termination from either Landlord or Tenant, and Tenant hereby waives any and all notices to remove or vacate at the expiration of the term, including, but not limited to, any notice otherwise due pursuant to Section 8-402 of the Annotated Code of Maryland, or any successor or replacement statute. In the event that Tenant holds over at the expiration of the term of this Lease or at the earlier termination thereof, Landlord shall be entitled to all the remedies now or hereafter provided by the current or future ordinances and public local laws of the City or County where the Premises are located and the public general laws of the State of Maryland relating to the speedy recovery of possession of lands and damages for wrongful detention.

B. If Tenant holds possession of the Premises after the expiration of the term or earlier termination of this Lease for any reason, Tenant shall pay Landlord holdover rent in an amount equal to two (2) times the monthly rent hereinabove specified and such holdover shall otherwise be on the terms and conditions of this Lease. In no event shall any such holdover be deemed to have renewed the term of this Lease, nor shall such payment of holdover rent be deemed to create any lease arrangement whatsoever between Landlord and Tenant. Tenant shall be responsible to pay to Landlord all damages sustained by reason of Tenant's retention of possession. Nothing contained in this Paragraph 32 excludes Landlord's rights of re-entry or any other right under this Lease.

33. UTILITY LINES AND FACILITIES:

Landlord reserves the right to place (or permit any other tenant in the Building so to place) in, over, below and upon the Premises (in such manner as to not significantly interfere with Tenant's use of the Premises), utility lines, conduits, pipes, tunneling and the like to service the Premises and any other premises in the Building and to use, replace, repair and maintain (or permit any other tenant so to do) such utility lines, conduits, pipes, tunneling and the like, in, over, below and upon the Premises in such manner as will not interfere with Tenant's use thereof nor reduce the square footage of the Premises, provided that Landlord shall use best efforts to see that such work does not significantly interfere with the ongoing business and operations of Tenant, that such work shall be done expeditiously and in a workmanlike manner and unless absolutely necessary after

business hours, and further that the Premises shall, upon conclusion of the work, the Premises to be restored to substantially the same conditions as prior to the commencement of the work.

34. **HAZARDOUS MATERIALS:**

A. Tenant shall not cause or permit any Hazardous Material (defined below) to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, except for such Hazardous Material as is necessary or useful to Tenant's business.

B. Any Hazardous Material permitted on the Premises as provided in Paragraph 34.A. above, and all containers therefore, shall be used, kept, stored and disposed of in a manner that complies with all Federal, state and local laws or regulations applicable to any such Hazardous Material.

C. Tenant shall not discharge, leak or emit, or permit to be discharged, leaked or emitted, any material into the atmosphere, ground, sewer system or any body of water, if such material (as reasonably determined by Landlord, or as determined by any governmental authority) does or may, pollute or contaminate the same, or may adversely affect (a) the health, welfare or safety of persons, whether located on the Premises or elsewhere, or (b) the condition, use or enjoyment of the Building or any other real or personal property.

D. At the commencement of each calendar year, Tenant shall disclose to Landlord the names and approximate amounts of all Hazardous Material which Tenant intends to store, use or dispose of on the Premises in the coming calendar year. In addition, at the commencement of each calendar year during the terms of this Lease, beginning with the second lease year, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials which were actually used, stored or disposed of on the Premises if such materials were not previously identified to Landlord at the commencement of the previous calendar year.

E. As used herein, the term "Hazardous Material" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any "oil, petroleum products, and their by-products"; and (d) any substance which is or becomes regulated by any Federal, State or local governmental authority.

F. Tenant hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage and disposal of Hazardous Material kept on the Premises by Tenant, and Tenant shall give immediate notice to Landlord of any violation or potential violation of the provisions of Paragraph 34.B. above and shall deliver to Landlord immediately after receipt by Tenant from time to time copies of any correspondence or any written documents sent to Tenant by (and from Tenant to) any Federal, State and local authorities, agencies, or bodies relating to Hazardous Materials at or on the Premises. Tenant shall defend, indemnify and hold harmless Landlord and its agents, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorney and consultant fees, court costs and

litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release, or threatened release of any Hazardous Material which is on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Hazardous Material; (c) any lawsuit brought or threatened, settlement reached or government order relating to Hazardous Material; and/or (d) any violation of any laws applicable thereto. The provisions of this Paragraph 34.F. shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the transactions contemplated herein and shall survive the expiration or earlier termination of this Lease.

35. SIGNS:

Tenant shall not place any signs on the exterior of or anywhere outside of the Premises without the written consent of Landlord not to be unreasonable withheld or delayed.

36. ACCORD AND SATISFACTION, ETC.:

No payment by Tenant or receipt by Landlord of a lesser amount than any payment of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease, at law or in equity. It is agreed that, for the purpose of any suit brought or based on this Lease, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums shall mature under this Lease, and it is further agreed that failure to include in any suit or action any sum or sums then matured shall not be a bar to the maintenance of any suit or action, for the recovery of said sum or sums so omitted, and Tenant agrees that it will not in any suit or suits brought on this Lease for a matured sum for which judgment has not previously been received, plead, rely on or urge as a bar to said suit or suits, the defenses of res adjudicata, former recovery extinguishment, merger, election of remedies or other similar defense.

37. BROKERAGE COMMISSION:

Tenant and Landlord represent and warrant to each other that neither has had no dealings, negotiations, or consultations with respect to the Premises, the Building, or this transaction with any real estate agent, broker, or finder other than Colliers Pinkard (the "Broker") and that no real estate agent, broker, or finder, other than Broker, called the Premises or any other space in the Building to Tenant's attention for lease. Each of the parties hereto agrees to indemnify and hold harmless the other against any claim by any broker, agent or finder based upon the execution of this Lease and predicated upon a breach of the above representation and warranty. Landlord shall be responsible to pay the Broker pursuant to a separate agreement.

38. CUMULATIVE REMEDIES:

Any and all remedies available to Landlord for the enforcement of the provisions of this Lease are cumulative and not exclusive, and Landlord shall be entitled to pursue any of the rights enumerated in this Lease or remedies authorized by law or available in equity, or all of the foregoing. Tenant shall be liable for any costs or expenses incurred by Landlord in enforcing or defending against the enforcement of any terms of this Lease, or in pursuing any legal action for the enforcement or defense of Landlord's rights, including court costs and Landlord's attorney's fees.

39. **NOTICES:**

Unless oral notice is expressly permitted by the terms of this Lease, all notices required or permitted by the terms of this Lease shall be in writing. All notices to Tenant under this Lease shall be conclusively presumed to have been delivered, one day after mailing by United States mail, first class, certified or registered, and postage prepaid, addressed to Tenant, at the Premises or to such other address as Tenant may in writing from time to time designate. All notices to Landlord hereunder shall be conclusively presumed to have been delivered one day after mailing by United States mail, first class, certified or registered, and postage prepaid, addressed to Landlord, c/o Emory Hill Real Estate Services, Inc., 92 Read's Way, Suite 100, New Castle, Delaware 19720 or to such other address as Landlord may in writing from time to time designate.

40. **REVIEW OF LEASE:**

Tenant and Landlord hereby acknowledge that the terms of this Lease must be reviewed and approved by Landlord's lender, which approval is conclusively presumed unless Landlord shall notify Tenant in writing or by facsimile within thirty (30) days of the date a fully signed copy of this Lease is received by Landlord, that the approval was not granted. In the event of rejection by Landlord's lender this Lease shall be deemed null and void, Tenant shall have no right to terminate this Lease on account of this Paragraph 40.

41. **TENANT ESTOPPEL CERTIFICATE:**

From time to time during the term of this Lease Tenant and Landlord agree to submit to the other party and/or to any Mortgagee, within ten (10) days following written demand therefor, a certificate substantially in the form attached hereto as Exhibit D or in a form reasonably acceptable to the certifying party .

42. **CONDITION OF TITLE AND PREMISES:**

Tenant agrees that the Premises and the Building, the title thereto, all encumbrances thereon, the zoning thereof, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, any surface or subsurface conditions thereof, the presence of any Hazardous Material therein or thereon, and the permitted usage and restrictions on the uses thereof, have been examined by, and/or are known to Tenant, and Tenant accepts the Premises and the balance of the same without representation, warranty or covenant, express or implied, in fact or in law, except to the extent otherwise expressly set forth in this Lease. Notwithstanding anything to the contrary, for the term of the Lease, the Tenant shall be entitled to utilize on a non-reserved basis at no cost to

Tenant or its employees, a minimum of four parking spaces for every one thousand square feet of rentable space (i.e. 24 spaces).

43. MISCELLANEOUS:

The captions and headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Lease nor in any way affect this Lease. Time is of the essence of all provisions contained in this Lease (and of all provisions contained in all amendments now or hereafter made to this Lease and in all present or future riders to this Lease) to be performed by or on behalf of Tenant. This Lease contains the entire agreement between the parties and all agreements relating to this Lease and the Premises have been integrated herein. This Lease cannot be changed or modified except by a written instrument signed by the parties hereto. If any term, clause or provision of this Lease is declared invalid by a court of competent jurisdiction, the validity of the remainder of this Lease shall not be affected thereby but shall remain in full force and effect. This Lease shall be governed by, construed under and enforced under the laws of the State of Maryland. Except as hereinabove expressly otherwise provided, this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective personal representatives, heirs, successors and assigns. Reference in this Lease to the term "person" shall include a corporation, partnership, limited liability company, trust, governmental body and other legal entity. All of Tenant's obligations to make any payments due under this Lease shall survive the expiration or earlier termination of this Lease. Whenever Tenant is required by this Lease to defend, hold harmless or indemnify Landlord, Tenant shall also be required to defend, hold harmless and indemnify each principal, partner or member of Landlord and Landlord's management company. Submission of this Lease by Landlord to Tenant shall not constitute a reservation of the Premises or of any other space in the Building and Tenant shall have no rights with respect to the Premises or this Lease and Landlord shall be entitled to withdrawal this Lease and any offer contained herein at any time prior to full execution and delivery of this Lease. This Lease may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one (1) and the same instrument. Transmission by facsimile of an executed counterpart copy of this Lease shall be deemed to be effective delivery of such counterpart copy for all purposes.

44. NON-WAIVER OF FUTURE ENFORCEMENT:

No failure of Landlord to exercise and no delay of Landlord in exercising any right, power or privilege under this Lease shall, under any circumstances, operate as a waiver thereof. Additionally, it is agreed that the failure of Landlord to insist in any one or more instances upon a strict performance of any covenant of this Lease or to exercise any right, power or privilege herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or right, power or privilege but the same shall remain in full force and effect, unless the contrary is expressed in writing by Landlord.

45. RIGHTS OF AND CLAIMS AGAINST LANDLORD:

A. Landlord may transfer all or part of its interest in the Premises and this Lease without the consent of Tenant, at any time and from time to time. If Landlord transfers its estate in the Premises, then Landlord shall be relieved of all obligations of "Landlord" thereafter arising expressed in this Lease or implied by law. Landlord and its successors shall be relieved of their obligation to refund the security deposit and other similar funds to Tenant that they have received from Tenant or a predecessor Landlord to the extent they transfer such amounts to their respective transferees.

B. If Tenant obtains a money judgment against Landlord or its successors or assigns under any provisions of, or with respect to this Lease or on account of any matter, condition, or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the Premises, or Landlord's ownership of the Premises, Tenant shall be entitled to have execution upon such judgment only upon Landlord's estate in the Building and not out of any other assets of Landlord, any of its shareholders, members or partners, or its or their successors or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on Landlord's estate.

46. RULES AND REGULATIONS:

Landlord reserves the right, from time to time, to adopt and promulgate reasonable non-discriminatory rules and regulations applicable to the Premises and/or the Building and Tenant agrees to be bound thereby. Notices of such rules and regulations shall be given to Tenant, and Tenant agrees thereupon to comply with and observe all such rules and regulations. A breach of any of such rules and regulations shall be deemed a breach of this Lease.

47. QUIET ENJOYMENT:

Landlord agrees that Tenant, upon paying all of the rent and other charges herein provided for and strictly observing and keeping the covenants, agreements, terms and conditions of this Lease on Tenant's part to be performed and observed may quietly hold and enjoy the Premises during the term of this Lease, subject to the terms and conditions of this Lease, without hindrance or molestation by Landlord.

48. WAIVER OF TRIAL BY JURY:

Landlord and Tenant hereby knowingly and voluntarily waive trial by jury in any action or proceeding or counterclaim brought by either party hereto against the other party on any and every matter, directly or indirectly, arising out of or with respect to this Lease or the Premises.

49. PREOCCUPANCY ARRANGEMENT:

Upon full execution and delivery of this Lease, Tenant shall have a license to utilize, on a temporary basis, that space on the first floor of the Building known as Suite 100. Tenant shall have the right to utilize such space until the earlier to occur of (i) the failure of Tenant to comply

with any term, covenant or condition of this Lease, (ii) the Commencement Date of this Lease, or (iii) the termination or cancellation of this Lease. During such period of temporary occupancy of Suite 100, Tenant shall not be responsible for paying any, Basic Rental or adjustments to rent (pursuant to paragraph 7 of the Lease), but, otherwise, Tenant's occupancy of Suite 100 shall be subject to all of the terms, covenants and conditions of the Lease, as if such space were the "Premises" as described in the Lease, including, but not limited to, provisions related to insurance and indemnification. If for any reason the Commencement Date does not occur within four (4) months from the date of this Lease, then Tenant's temporary occupancy shall terminate and Tenant shall vacate Suite 100.

Landlord will provide Tenant with reasonable access to the Premises for the approximately two (2) week period prior to the Commencement Date for the purpose of Tenant's installation of furniture, fixtures and equipment, provided, however, Tenant does not interfere with Landlord's construction activities in the Premises.

50. **RIDERS:**

Attached hereto and incorporated into this Lease are Riders numbered 1 through 2 .

AS WITNESS the hands and seals of the parties hereto the date first above written.

ATTEST/WITNESS:

7250 LIMITED PARTNERSHIP, LLLP

By: Emory Holdings Limited Partnership, LLLP

By: R. Clayton Emory (SEAL)
R. Clayton Emory
General Partner

CONMED, INC.

Larry Doll

By: Thomas W. Fry (SEAL)
Name: THOMAS W. FRY
Title: CFO

RIDER #1 TO OFFICE LEASE AGREEMENT

RULES AND REGULATIONS

1. No sign, picture advertisement or notice shall be displayed by Tenant on any part of the Premises or the Building except on the directories and doors of offices and then only in such size, color and style as Landlord shall approve. Any such sign, approved by Landlord, shall be painted or installed for Tenant by Landlord at Tenant's expense. No awnings, curtains, blinds, shades or screens shall be attached to or hung in or used in connection with any window or door of the Premises without the prior consent of Landlord and including approval by Landlord of the quality, type, design, color and manner attached.

2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation. Any additional electrical wiring shall be done by Landlord's electrician or supervised by such electrician, and Tenant shall bear the expense of such additional materials and installation.

3. Tenant shall not do or permit to be done in or about the Premises or the Building anything which shall increase the rate of insurance on the Building or its property or obstruct or interfere with the rights of other tenants of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises or singing, etc., nor use the Premises for sleeping, lodging or cooking by any person at any time except with permission of Landlord. Tenant will be permitted to use for its own employees within the Premises a conventional coffee maker. No vending machines of any kind will be installed, permitted or used on any part of the Premises. No part of said Building or Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold or used in said Building or the Premises without prior written consent of Landlord. No area outside of the Premises shall be used for storage purposes at any time.

4. No bicycle, vehicles, birds or animals of any kind shall be brought into said Building or kept in or about the Premises.

5. The sidewalks, entrances, passages, corridors, halls, elevators and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish or other obstructing substances shall be thrown therein. Any damages resulting to them, or to heating apparatus, from misuse, by Tenant or its employees shall be borne by Tenant.

6. Only one key for each office in the Premises will be furnished Tenant without charge. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks or mechanisms thereof without written consent of Landlord. At the termination of the Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord or otherwise procured by Tenant and in the event of loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

7. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment which Tenant may use in the Premises. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Premises or allowed in any elevator, hall or corridor at any time except by permission of and at times allowed by Landlord. Tenant shall make prior arrangements with Landlord for use of elevator for the purpose of transporting such articles and such articles may be taken in or out of said Building only between or during such hours as may be arranged with and designated by Landlord. The persons employed to move the same must be approved by Landlord. In no event shall any weight be placed upon such floor by Tenant so as to exceed 50 pounds per square foot of floor space without prior written approval of Landlord.

8. Tenant shall not cause or permit any unusual or objectionable gases, liquids or odors to be produced upon or permeate from the premises and no flammable, combustible or explosive fluid, chemical or substances except gas and electricity for lighting the Premises shall be brought into the Building.

9. The Building shall be open to Tenant, its employees and business visitors between the hours of 8:00 a.m. and 6:00 p.m., Monday to Friday and 8:00 a.m. and 1:00 p.m. on Saturday. At all other times every person, including Tenant, its employees and visitors entering and leaving the Building may be questioned by a watchman as to that person's business therein and may be required to sign such person's name on a form provided by Landlord for excluding any person from the Building during such other times or for admission of any person to the Building at any time or for damages or loss or theft resulting therefrom to any person including Tenant.

10. Unless explicitly permitted by the Lease, Tenant shall not employ any person other than Landlord's employees for the purpose of cleaning and taking care of the Premises. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to any property, however occurring, unless due to Landlord's gross negligence. Only persons authorized by Landlord may furnish ice, drinking water, towels and other similar services within the Building and only at hours and under regulations fixed by Landlord.

11. Tenant shall observe strict care not to leave the windows open when it rains or snows and for any fault or carelessness in any of these respects, shall make good any injury sustained by Landlord or any other Tenant. No painting shall be done, nor shall any alterations by made, to any part of the Premises by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall any connection be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Premises, nor carry upon the Premises any noisome, noxious, noisy or offensive business.

12. If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by the electrician of Landlord only and no outside electrician shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives. If telegraph or telephone service

is desired, the wiring for same shall be done as directed by the electrician of Landlord or by some other employee of Landlord who may be instructed by Landlord to supervise same and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated. The electric current shall not be used for power or heating unless written permission to do so shall first have been obtained from Landlord or its representatives in writing and at an agreed cost to Tenant.

13. Except as may be otherwise provided in the Lease, Tenants and occupants shall observe and obey all parking and traffic regulations as imposed by Landlord from time to time on the lot on which the Building is located. Landlord in all cases retains the power from time to time to designate "no parking" zones, traffic right-of-ways, and general parking area procedures. Failure of Tenant to comply with such regulations constitutes a violation of the Lease.

14. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited and Tenant shall cooperate to prevent the same.

15. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

16. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but not such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the Tenants in the Building.

17. These Rules and Regulations are in addition to and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

18. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

(Three Appraiser Method)

RIDER #2 TO LEASE AGREEMENT

OPTION TO RENEW

THIS RIDER is attached to and forms a part of a certain Lease dated ______________, 2007 between 7250 LIMITED PARTNERSHIP, LLLP, a Maryland limited liability limited partnership (hereinafter called "Landlord"), and CONMED, INC., a Maryland corporation (hereinafter called "Tenant").

Tenant shall have the Option to Renew the Lease for one (1) additional five (5) year term upon giving written notice of intention to renew to Landlord not less than nine (9) months prior to the expiration of the original term of the Lease. Any such written notice must advise Landlord of Landlord's obligation, described in below in this Rider, to make an initial determination of the "Market Rate" for the renewal term. All terms and conditions of the Lease shall remain in full force and effect during such renewal term, except that there shall be no further right of renewal and the Basic Rental for the renewal term shall be the "Market Rate," as defined below, effective the first day of such renewal term.

The Option to Renew granted to Tenant is personal to Tenant and may not be exercised or be assigned, voluntarily or otherwise, by or to any person or entity other than Tenant without the prior written consent of Landlord. Additionally, the Option to Renew shall be null and void if, either at the time Tenant exercises such option or at the time such renewal term is to commence, Tenant is in default under any provision of the Lease. Time is of the essence of all of the provisions of this Rider.

The following procedure shall be used to determine the Market Rate. Not less than eight (8) months prior to the commencement of the renewal term, Landlord shall send to Tenant a written notice specifying its determination of the Market Rate. Within twenty (20) days after receipt of such notice from Landlord, Tenant shall send Landlord a written notice of Tenant's acceptance or challenge of Landlord's determination of such Market Rate; provided, however, that in the event that Tenant fails to respond within such twenty (20) day period, Tenant shall be deemed to have accepted Landlord's determination of the Market Rate.

In the event that Tenant challenges Landlord's determination of the Market Rate and Landlord and Tenant are not able to agree on such Market Rate within fifteen (15) days (hereinafter referred to as the "Negotiation Period") after Landlord receives Tenant's initial rejection of Landlord's determination of such Market Rate, then Landlord and Tenant shall each, within ten (10) days after the expiration of the Negotiation Period, select a Maryland licensed real estate broker, each of whom shall have at least five (5) years' experience in the Baltimore-Washington corridor commercial real estate rental market who shall determine the Market Rate in accordance with this Rider. The brokers shall be instructed to complete the appraisal procedure independently and to submit their written determinations to Landlord and Tenant within fifteen (15) days after their appointment.

In the event that the higher determination of the Market Rate submitted by one of the brokers is equal to or less than one hundred fifteen percent (115%) of the determination of the Market Rate submitted by the other broker, the Market Rate shall be the average of such determinations. If the determination of the Market Rate submitted by one of the brokers is greater than one hundred fifteen percent (115%) of the determination of the Market Rate submitted by the other broker, the brokers shall, within five (5) days of notice from either Landlord or Tenant, appoint a third broker with similar qualifications to make a determination of the Market Rate. The third broker shall be instructed to complete the appraisal procedure and to submit a written determination of the Market Rate to Landlord and Tenant within fifteen (15) days after such broker's appointment.

The determination which is neither the highest nor the lowest of the three determinations shall be binding upon Landlord and Tenant as the Market Rate unless two determinations are the same, in which event the Market Rate shall be such amount. Landlord and Tenant shall each bear the costs of their respective brokers. The expenses of the third broker shall be borne one-half (½) by Landlord and one-half (½) by Tenant. "Market Rate" shall mean what a Landlord under no compulsion to lease the Premises and a Tenant under no compulsion to lease the Premises would determine as the Basic Rental, given the other provisions of the Lease which remain applicable to the parties. Notwithstanding anything to the contrary contained in this Rider, in no event shall the Basic Rental for the renewal term be less than the Basic Rental then in effect for the original term of the Lease. In the event the Market Rate has not been determined by the commencement of the renewal term, the Tenant shall pay Basic Rental equal to one hundred twenty percent (120%) of the Basic Rental in effect during the term of this Lease, until the Market Rate is determined and promptly after such determination, the parties shall make an appropriate adjustment to reconcile any overpayments or under payments of Basic Rental made prior to the determination of the Market Rate.

AS WITNESS the hands and seals of the parties hereto the date first above written.

ATTEST/WITNESS:

7250 LIMITED PARTNERSHIP, LLLP

By: Emory Holdings Limited Partnership, LLLP

By: *[signature]* (SEAL)
R. Clayton Emory
General Partner

CONMED, INC.

[signature]
LARRY DOLL

By: *[signature]* (SEAL)
Name: THOMAS W. FRY
Title: CFO

RIDER #3 TO LEASE AGREEMENT

RIGHT OF FIRST REFUSAL

THIS RIDER is attached to and forms a part of a certain Lease dated ______________, 2007 between 7250 LIMITED PARTNERSHIP, LLLP, a Maryland limited liability limited partnership (hereinafter called "Landlord"), and CONMED, INC., a Maryland corporation (hereinafter called "Tenant").

Landlord agrees that during the term of the Lease, Tenant, subject to the provisions of this Rider, shall be offered the ongoing right of first refusal to lease all of the balance of the space on the fourth floor of the Building (herein the "Expansion Space"), as it may become available from time to time. As used in this Rider "available" means that the prior lease of such space has expired or otherwise terminated and Landlord has the right to lease such space to others. In addition, such space shall not be deemed to be "available" if such space is (i) re-let by the then-current tenant of such space by renewal, extension or renegotiation, or (ii) leased to a tenant pursuant to a right of first refusal, right of expansion, right of first offer or other preferential expansion right granted prior to the date of the Lease. Landlord represents and warrants to Tenant that the only right of first refusal, right of expansion, right of first offer or other preferential expansion right effecting the Expansion Space prior to the date of the Lease is a right in favor of Hudson Cook, LLP.

Subject to the terms of the preceding paragraph, should Landlord desire to negotiate with another prospective tenant to lease any Expansion Space, Landlord shall notify Tenant in writing of such desire, specifically identifying the terms of the written proposal that the Landlord intends to submit to the prospective tenant. Tenant shall then have a period of seven (7) business days from Landlord's written notification during which to either accept or reject in writing Landlord's offer. If Tenant fails to accept, in writing, Landlord's offer within such seven (7) business day period, such failure shall be construed as a rejection of Landlord's offer. If Tenant either rejects Landlord's offer or fails to respond, within the seven (7) business day period, Landlord shall thereafter be free to lease such expansion space to such prospective tenant on such terms as Landlord and such prospective tenant may ultimately agree. If, however, Landlord does not enter into a lease with such prospective tenant, Landlord will be required to submit a proposal to Tenant if Landlord thereafter desires to negotiate with another prospective tenant. If Tenant accepts Landlord's offer, such acceptance shall be binding upon Landlord and Tenant, and Landlord and Tenant shall each execute a new lease to reflect the leasing of the Expansion Space.

In the event that Tenant accepts Landlord's offer to lease the Expansion Space, then the following shall apply: the Basic Rental, additional rental, improvement allowance, condition of premises, term, renewals and other business terms relating to the Expansion Space shall be as set forth in the proposal that Landlord delivers to Tenant and that Tenant accepts. With the exception of the business terms set forth in the proposal, the balance of the terms of the new lease (typically referred to as the "boilerplate") shall be substantially the same as a boilerplate of the Lease. Tenant may elect only to lease all of the Expansion Space offered by Landlord and shall have no right to elect to lease less than all of such Expansion Space. Landlord and Tenant may, if mutually agreed, elect to enter into an amendment of the Lease, to include the Expansion Space, rather than a new lease for the Expansion Space.

The Right of Refusal granted to Tenant in this Lease is personal to Tenant and may not be exercised or be assigned by or to any person or entity other than Tenant without the prior written consent of Landlord. The Right of Refusal does not extend to any subtenant and may only be exercised by the same entity that leases the balance of the Premises. Time is of the essence of all of the terms of this Rider.

At the Landlord's election, the foregoing Right of Refusal may not be exercised and will not be effective if, either at the time of the exercise or at the time the leasing of the Expansion Space is to commence, the Tenant is in default of any of its obligations under the Lease.

AS WITNESS the hands and seals of the parties hereto the date first above written.

ATTEST/WITNESS: 7250 LIMITED PARTNERSHIP, LLLP

By: Emory Holdings Limited Partnership, LLLP

By: R. Clayton Emory (SEAL)
R. Clayton Emory
General Partner

CONMED, INC.

LARRY DOLL

By: Thomas W. Fry (SEAL)
Name: THOMAS W. FRY
Title: CFO

RIDER #4 TO LEASE AGREEMENT

RIGHT OF FIRST OFFER

THIS RIDER is attached to and forms a part of a certain Lease dated ______________, 2007 between 7250 LIMITED PARTNERSHIP, LLLP, a Maryland limited liability limited partnership (hereinafter called "Landlord"), and CONMED, INC., a Maryland corporation (hereinafter called "Tenant").

Landlord agrees that during the term of the Lease, Tenant, subject to the provisions of this Rider, shall be offered the ongoing right of first offer to lease all of the space on the second, third and fourth floors of the Building (herein the "Expansion Space"), as it may become available from time to time. As used in this Rider "available" means that the prior lease of such space has expired or otherwise terminated and Landlord has the right to lease such space to others. In addition, such space shall not be deemed to be "available" if such space is (i) re-let by the then-current tenant of such space by renewal, extension or renegotiation, or (ii) leased to a tenant pursuant to a right of first refusal, right of expansion, right of first offer or other preferential expansion right granted prior to the date of the Lease.

Subject to the terms of the preceding paragraph, at any time after Landlord learns that any Expansion Space will become available, Landlord shall provide Tenant with written notice of such availability, which notice shall include the date it is anticipated that Tenant could begin occupancy of such Expansion Space. Tenant shall have seven (7) business days after receipt of Landlord's written notice to respond to such offer in writing and advise Landlord of its interest in negotiating a new lease for the Expansion Space. Tenant's failure to respond timely in writing to such offer shall be deemed to be a rejection of Landlord's offer. In the event Tenant accepts Landlord's offer, then Tenant and Landlord shall have a period of ten (10) days from the date of Tenant's written acceptance to negotiate and execute a new lease for the Expansion Space. In the event Landlord and Tenant are unable to execute a new lease for the Expansion Space within such ten (10) day period, then Tenant shall be deemed to have rejected Landlord's offer. Tenant's rejection, or deemed rejection of any Expansion Space in any one instance shall terminate Tenant's right to be offered the same Expansion Space or any portion thereof as it may become available again at any time within one (1) year thereafter, it being agreed that should Tenant reject an offer or be deemed to have rejected an offer to lease any particular Expansion Space when offered, Landlord shall have the right to lease all or any part of such Expansion Space to other prospective tenants, on such terms and conditions as Landlord, in its sole discretion may elect, for one (1) year thereafter, without having to re-offer the Expansion Space to Tenant.

In the event that Tenant accepts Landlord's offer to lease the Expansion Space, then the following shall apply: the Basic Rental, additional rental, improvement allowance (if any), condition of premises, term, renewals and other business terms relating to the Expansion Space shall be as or may be agreed upon by Landlord and Tenant. With the exception of the to be agreed upon business terms, the balance of the terms of the new lease (typically referred to as the "boilerplate") shall be substantially the same as the boilerplate of the Lease. Tenant may elect only to lease all of the Expansion Space offered by Landlord and shall have no right to elect to lease less than all of such

Expansion Space. Although Landlord agrees to offer the Expansion Space to Tenant in good faith, notwithstanding anything to the contrary contained elsewhere in this Rider, there shall be no liability to either Landlord or to Tenant if Tenant elects to lease the Expansion Space, but Landlord and Tenant are unable to agree upon one or more terms of the new lease and; therefore, do not enter into a new lease for the Expansion Space. Landlord and Tenant may, if mutually agreed, elect to enter into an amendment of the Lease, to include the Expansion Space, rather than a new lease for the Expansion Space.

The Right of Offer granted to Tenant in this Lease is personal to Tenant and may not be exercised or be assigned by or to any person or entity other than Tenant without the prior written consent of Landlord. The Right of Offer does not extend to any subtenant and may only be exercised by the same entity that leases the balance of the Premises. Time is of the essence of all of the terms of this Rider.

At the Landlord's election, the foregoing Right of Offer may not be exercised and will not be effective if, either at the time of the exercise or at the time the leasing of the Expansion Space is to commence, the Tenant is in default of any of its obligations under the Lease.

AS WITNESS the hands and seals of the parties hereto the date first above written.

ATTEST/WITNESS

7250 LIMITED PARTNERSHIP, LLLP

By: Emory Holdings Limited Partnership, LLLP

____

By: R. Clayton Emory (SEAL)
R. Clayton Emory
General Partner

CONMED, INC.

Larry Doll

By: Thomas W. Fry (SEAL)
Name: THOMAS W. FRY
Title: CFO

EXHIBIT "A"

BUILDING AND SITE PLAN


N
S

EXHIBIT "B"

TENANT IMPROVEMENT SPECIFICATIONS

(Attached)

Conmed HEALTHCARE MANAGEMENT

REVISED

November 23, 2007

To: Andy Andrews
Colliers Pinkard

From: Irene French

Re: 7250 Parkway Drive

The following is a confirmation of items discussed at the site meetings with Conmed (the "Tenant"), and the building management and agent ("Landlord"), and Sherri Brogan of Columbia Commercial Interiors (the "Vendor") on October 30th, November 9th, and November 20th at 7250 Parkway Drive.

Certain items already agreed to by the Landlord and Tenant that would be interior improvements at the Landlord's cost have been revised. Specifically, the Landlord agreed to provide upgraded carpeting in the Reception area, Conference Room 1 and Conference Room 2. You will see below that the Tenant selected a carpeting choice from the Vendor's manufacturer other than the building standard presented. The Vendor will determine costs for Tenant carpet selection.

Additionally, the Tenant is no longer requesting the Landlord provide the built-in closet and credenza/cabinet in Conference Room 2, and will not need the Landlord to replace the cabinets/counter in the Copier/Work Area. The Tenant will keep the existing cabinets and work surface to save the Landlord that expense.

Below are the Tenant selections and enumeration of the tenant improvements, new and previously discussed and agreed to between Tenant and Landlord.

Tenant Improvements

1. Paint

Tenant has designated several walls to be painted separate accent colors, as detailed below.

A. General Area

Color:	Harvester #SW 5373 *
Manufacturer:	Duron *
Location:	All wall areas within office with the exception of accent walls, noted below

* **Building contractor to use building standard brand of paint. Contractor to match color with Duron brand color noted above.**

B. Door Frames

Color:	Roycraft Copper Red #SW 2839 *
Manufacturer:	Duron *
Location:	All door frames
Finish:	Standard finish for door frames

* **Building contractor to use building standard brand of paint. Contractor to match color with Duron brand color noted above.**

C. Accent Walls (1) *[See attached floor plan with accent walls]*

Color: Roycraft Adobe #SW 0040 *

Manufacturer: Duron *

Locations:

a) Reception area: North and West walls
b) Conference Room 2: East wall
c) CEO Office: N/W wall upon entry (wall where door opens and behind door)
d) Executive area: West wall (end of executive wing)

* **Building contractor to use building standard brand of paint. Contractor to match color with Duron brand color noted above.**

D. Accent Walls (2) *[See attached floor plan with accent walls]*

Color: Peristyle Brass #SW 0043 *

Manufacturer: Duron *

Locations:

a) Outside wall of IT Room and Office 11
b) Exterior hallway walls of Offices 7, 8 and 9

* **Building contractor to use building standard brand of paint. Contractor to match color with Duron brand color noted above.**

2. Carpet

In lieu of the building standard selections provided by the Landlord, the Tenant chose a carpet from another manufacturer. Sherri Brogan of Columbia Commercial Interiors can arrange to have the Landlord's contractor purchase the selections directly from the manufacturer.

A. Upgraded Area

Color:	Reason
Style:	Motivation – HP
Manufacturer:	Mannington
Locations:	a) Reception Area
	b) Conference Room 1
	c) Conference Room 2

B. General Office / Field Carpeting

Color:	Reason
Style:	Lateral Thinking II - HP
Manufacturer:	Mannington
Locations:	All common areas; all interior offices, except as noted:
Exceptions:	a) Storage Room
	b) File Room
	c) Copier / Work Area
	d) Kitchen/Pantry Break Area
	e) IT Equipment Room
	f) CEO Work Room

3. 4" Cove Carpet Base

A. Continuation of carpet

Color:	Reason
Style:	Motivation – HP
Manufacturer:	Mannington
Locations:	a) Reception Area
	b) Conference Room 1
	c) Conference Room 2

B. Continuation of carpet

Color:	Reason
Pattern:	Lateral Thinking II – HP
Manufacturer	Mannington
Locations:	a) CEO Office
	b) All common carpeted areas only
NOTE:	All dry wall offices and tiled areas are vinyl cove base.

4. <u>4" Cove Vinyl Base</u>

Color:	TBD
Manufacturer:	Landlord provided building standard
Locations:	a) Dry wall offices (except CEO Office – noted above) b) File Room d) Copier / Work Area e) Kitchen/Pantry Break Area f) IT Equipment Room g) CEO Work Room

5. <u>VCT Tiles for Floor</u>

Color:	Jubilee White #52514
Manufacturer:	Landlord provided building standard
Location:	a) Floor – Storage Room b) Floor – File Room c) Floor – Copier / Work Area d) Floor – Kitchen/Pantry Break Area e) Floor – IT Equipment Room f) Floor – CEO Work Room

6. <u>Built-in Reception Desk</u>

a) 4" inset toe kick
b) Vertical exterior – Windsor Mahogany (upgrade laminate)
c) Interior vertical and horizontal – Ebony Fusion
d) Transaction counter / horizontal – Ebony Fusion
e) Trim – wood edge to match sample provided by Tenant

Laminate:	Windsor Mahogany #7039-78 (upgraded laminate)
Manufacturer:	Wilson Art
Laminate:	Ebony Fusion #1799-07
Manufacturer:	Wilson Art
Wood Finish	American Walnut on Cherry
Manufacturer:	OFS
NOTE:	Tenant to supply finish sample to Landlord for color match

7. <u>Chair Molding – Reception Area</u>

Landlord to install as previously agreed. Tenant would like Landlord to stain the molding to match Tenant's furniture.

Finish:	American Walnut on Cherry
Manufacturer:	OFS
NOTE:	Tenant to supply finish sample to Landlord for color match.

8. Chair Molding – Conference Room 2

Tenant would like Landlord to stain the molding to match Tenant's furniture.

Finish:	American Walnut on Cherry
Manufacturer:	OFS
NOTE:	Tenant to supply finish sample to Landlord for color match.

9. Storage Room Door to Elevator Area

This door to remain. Tenant would like a keypad lock installed to match code on existing keypad lock on door near the kitchen/pantry/break area.

10. Door to Copier/Work Area

Door currently opens outward to office common space. Needs to open inward. All doors are to open inward.

11. Copier / Work Area Cabinets and Counter

The Tenant does not need Landlord to replace this unit. Tenant will accept existing cabinet and counter, to be cleaned with all shelves/drawers in proper working order.

12. Copier / Work Area Cabinets / Overhead Shelves

The Tenant is requesting existing brackets for overhead shelves over cabinet to be reinforced and laminate shelves to match existing laminate on counter.

13. File Room Area

Tenant inquired about installation of a door for this area. Tenant no longer requires a door.

14. Office Doors

Tenant requests all office doors be sanded, refinished and repaired where needed. Each door is to have a lock with two copies of the key.

15. IT Room / Office 11

A. Dedicated Electric Boxes

Landlord to move three of the existing dedicated electric boxes in Office 11 to the IT equipment room.

B. Thermostat / A/C Vent

Landlord to move existing thermostat and A/C vent in Office 11 to the IT equipment room.

16. Conference Room 2 / Built-in Credenza

The Tenant no longer requires a built-in credenza/cabinet in Conference Room 2, as originally requested.

17. Conference Room 2 / Window Trim

The Tenant requests the existing window ledge to be stained to match the Tenant's furniture.

Finish:	American Walnut on Cherry
Manufacturer:	OFS
NOTE:	Tenant to supply finish sample to Landlord for color match.

18. Door Hooks

Tenant requests double door hooks to be installed on the inside of each interior office door.

Finish: Brushed chrome

19. Door Stopper

Tenant requests door stoppers on floor for each office and area with a door.

Finish: Brushed chrome

20. Moving Incandescent Lights.

a) Office #4 has four (4) incandescent lights (on dimmer). Remove two (2) from office #4 and install in office #__ over desk {furniture layout to follow}. ***(Next to office #10 and across from CEO conference room – currently unnumbered. Current office #11 is contiguous to IT open area.)***

b) Office #5 has six (6) incandescent lights.

- Remove four (4) and install in CEO office in straight line over CEO desk {Furniture layout to follow}.
- Remove two (2) with partial cap and install to be centered above back reception wall for logo illumination.

21. Sidelight for Conference Room 1 / New Offices Doors

A.	Office 10	Tenant no longer requires sidelight for Office 10 as originally requested.
B.	Interior Office 1	Sidelight to be installed on interior office door next to Workroom (Executive Area). (This is one of four additional new offices to be leased. See item # 23.)
C.	Interior Office 2	Sidelight to be installed on interior office door next to above-mentioned Interior Office 1. (This is one of four additional new offices to be leased. See item # 23.)
D.	Conf. Room 1	Landlord agreed to sidelights on door to conference room (off reception area).

22. White Boards in CEO Conference Room

Tenant requests back wall of CEO Conference Room (next to CEO Work Room) to have white boards installed floor to ceiling on entire wall. These are 4x8 glossy laminate sheets and available at Home Depot as white tile boards.

23. Kitchen / Pantry Laminate Counters

Color:	Cooper Fusion 2 Textured #FN1002T
Manufacturer:	Nevamar (landlord provided building standard)

24. Additional Offices

Tenant will be leasing the two perimeter offices and two interior offices next to Office 10 and Workroom, respectively.

25. Flush Mounted Floor Boxes

Tenant requests flush mounted floor boxes for electric/telephone/data in both Conference Room 1 and Conference Room 2. Location of floor mounts to be determined following finalization of dimensions of conference room tables and location.



Conference 2
Conference 1
Office 1
Office 2
Office 3
Office 4
Office 5
Office 6
Office 7
Office 8
Office 9
CEO Office
Office 10
Office 11
Office 12
Office 13
Office 14
Meeting
Office 15
Office 16
Office 17
Open Office Area
Reception
Storage
Copy / Work
Lobby

Preliminary Space Plan

Conmed

Fourth Floor
Hanover, Maryland

SK 400.1

Lloyd
ARCHITECTS, P.A.

Notes:



EXHIBIT "C"

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-disturbance and Attornment ("Agreement") is made as of the ____ day of ______________, 2007, between ______________________________ ("Tenant") and ______________________________ ("Lender").

Recitals:

A. Lender is the owner and holder or will be the owner and holder of a mortgage, deed of trust or similar instrument (collectively, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified, a "Mortgage") recorded or to be recorded among the appropriate Land Records, encumbering property (the "Property") more particularly described therein.

B. The owner of the Property, ______________________________, a Maryland ______________ ("Landlord"), and Tenant entered into a lease (the "Lease") dated as of ______________, 2007, covering certain premises (the "Premises").

C. The Lease is subject and subordinate to the lien, operation and effect of the Mortgage, and Tenant wishes to obtain from Lender assurances that Tenant's possession of the Premises will not be disturbed in certain circumstances, and Lender is willing to provide such assurances to Tenant, upon and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, for $10.00 and other valuable consideration exchanged between Lender and Tenant, the receipt and sufficiency of such consideration being hereby acknowledged, Lender and Tenant agree as follows:

1. Subordination. The Lease is and will remain subject and subordinate in all respects to the lien, operation and effect of the Mortgage and all renewals, amendments, modifications, consolidations, replacements and extensions thereof, and all present and future and all voluntary and involuntary advances made thereunder, in accordance with the terms and conditions hereof. Said subordination is to have the same force and effect as if the Mortgage and any renewal, modification, consolidation, replacement and extension thereof had been executed, acknowledged, delivered and recorded prior to the Lease and any amendments or modifications thereof and any notice thereof.

2. Non-Disturbance Agreement. As long as Tenant is not in default beyond any applicable grace period in the payment of rent, additional rent or other charges or in the performance of any of the terms or conditions of the Lease and no other event has occurred that is considered a default under the terms of the Lease, Tenant's right of possession of the Premises will not be disturbed by Lender (except pursuant to a right granted Landlord under the Lease) as a result of acquisition of title to the Property (a) by Lender or the purchaser at a foreclosure sale pursuant to any action or proceeding to foreclose the Mortgage, or (b) by Lender pursuant to acceptance of a deed in lieu of foreclosure (in either case, a "Transfer of Ownership").

3. Attornment Agreement. If a Transfer of Ownership occurs, Lender and Tenant will, unless Lender elects otherwise in writing, (and subject, in all events, to the other provisions of this Agreement) be bound to each other, as landlord and tenant, respectively, under all of the terms and conditions of the Lease for the balance of the term thereof (including any renewal or extension term), and Tenant hereby attorns to Lender as its landlord, such attornment to be effective and self-operative, without the execution of any other instruments on the part of either party hereto, immediately upon a Transfer of Ownership.

4. Lender's Liability. Notwithstanding any provision of the Lease or any other provision of this Agreement, Lender will not in any way be: (a) liable for acts or omissions of any prior landlord (including Landlord); (b) subject to any offsets or defenses that Tenant might have had against any prior landlord (including Landlord); (c) bound by any rent, additional rent or other charges that Tenant might have paid for more than 30 days in advance to any prior landlord (including Landlord); (d) bound by any amendment or modification of the Lease made without Lender's prior written consent; (e) responsible for any money or other security delivered to Landlord pursuant to the Lease but not subsequently received by Lender; (f) obligated or liable with respect to any representations, warranties or indemnities contained in the Lease, (g) liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, which is not entered into by Lender; or (h) obligated to pay Tenant any construction allowance or other payment referred to in the Lease, all such payment obligations being personal to Landlord.

5. Lender's Liability After Possession. Notwithstanding any provision of the Lease or any other provision of this Agreement, from and after the date that Lender acquires title to the Premises as a result of a Transfer of Ownership, (i) Lender will not be obligated to expend any monies to restore casualty damage in excess of available insurance proceeds; (ii) Tenant shall not have the right to make repairs and deduct the cost of such repairs from the rent without a judicial determination that Lender is in default of its obligations under the Lease; and (iii) in no event will Lender be obligated to indemnify Tenant, except where Lender is in breach of its obligations under the Lease or where Lender has been actively negligent in the performance of its obligations as landlord.

6. Condemnation Awards and Insurance Proceeds. Without limiting any other provision of this Agreement, until a Transfer of Ownership occurs the provisions of the Mortgage regarding Lender's rights in and to insurance proceeds and awards or other compensation made for the taking by eminent domain (or conveyance in lieu thereof) will be superior to, and will govern and control over, any contrary provision of the Lease. Notwithstanding anything contained in the Lease that may require Landlord to repair or restore damage to the Premises caused by fire or other casualty or by exercise of eminent domain, if a Transfer of Ownership occurs Lender will have no obligation for such repair or restoration.

7. No Lease Modification or Claims. Tenant hereby confirms that the Lease has not been modified or amended and is in full force and effect without any claims or default, offset or deduction by Tenant.

8. Lender's Right to Cure Default. Notwithstanding any provision of the Lease or any other provision of this Agreement, no notice by Tenant to Landlord of any breach or default by Landlord under the Lease will be effective unless and until (a) a copy of the notice is received by Lender, and (b) thirty (30) days has elapsed following Lender's receipt of such copy, during which period Lender will have the right, but will not be obligated, to cure the breach or default, or if such default cannot reasonably be cured by Lender within that time, then such additional time as may be necessary if within such thirty (30) days Lender has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings and obtaining possession of the Premises, if necessary to effect such cure). Tenant agrees to give to Lender copies of all notices given to Landlord under the Lease, simultaneously with the giving of any such notice to Landlord. Lender shall have the right, but not the obligation, to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord.

9. Assignment. The Lease shall not be assigned nor the Premises sublet in whole or in part (except in the event of an assignment or subletting that is permitted in the Lease without Landlord's consent) by Tenant, nor modified, amended or terminated (except in the event of a termination that is permitted in the Lease without Landlord's consent) without Lender's prior written consent in each instance.

10. Liability of Lender. Neither Lender nor its designee or nominee shall become liable under the Lease unless and until Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. In the event Lender or its designee or nominee becomes the fee owner of the Premises, Lender, its designee or nominee, shall have no obligation, nor incur any liability, to Tenant in a monetary amount in excess of Lender's or its designees' or nominees', then equity interest, if any, in the Premises.

11. Right of Foreclosure. Lender shall have the right, without Tenant's consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or to exercise any other remedies available under the Mortgage or any other loan documents now or hereafter executed in connection with the Mortgage.

12. Lease Assignment. Tenant has no knowledge of any prior assignment or pledge of the rents accruing under the Lease by Landlord. Tenant hereby consents to the assignment of leases and rents from Landlord to Lender executed in connection with the Mortgage. Tenant acknowledges that the interest of Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignment and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt of collection of rents thereunder, unless Lender shall specifically undertake such liability in writing. Tenant agrees that upon receipt of a written notice from Lender of a default by Landlord under the Mortgage, Tenant will thereafter, if requested by Lender, pay rent to Lender or its designee in accordance with the terms of the Lease.

13. Satisfaction of Lease Provision. This Agreement satisfies any right of Tenant under the Lease relating to the granting of a Subordination and Non-Disturbance Agreement or similar agreement and Tenant waives any requirement to the contrary set forth in the Lease.

14. No Obligation for Construction. Lender will have no obligation to incur any liability with respect to the erection or completion of the Premises or any improvements related to the Premises, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion rights contained in the Lease.

15. No Adverse Effect. Nothing contained in this Agreement is intended to abridge or adversely affect any right or remedy of Landlord under the Lease.

16. Authorization. If Tenant is a corporation, partnership, limited liability company or other entity, each individual executing this Agreement on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of Tenant, in accordance with duly authorized resolutions of Tenant, and that this Agreement is binding upon and enforceable against Tenant in accordance with its terms.

17. Notices. To be effective, any notice or other communication given pursuant to this Agreement must be in writing and sent postpaid by United States certified mail with return receipt requested. Rejection or other refusal to accept, or inability to deliver because of changed address of which no notice has been given, will constitute receipt of the notice or other communication. For purposes hereof, Lender's address is:

____

____

____

Attn:______________________

and Tenant's address is

____

____

____

Attn:______________________

At any time(s), each party may change its address for the purposes hereof by giving the other party a change of address notice in the manner stated above.

18. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be

deemed deleted from this Agreement and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

19. Definition of Lender and Tenant. The term "Lender" as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure and their personal representatives, heirs, successors and assigns, and the terms "Tenant" and "Landlord" as used herein include any personal representative, heir, successor and assign of the named Tenant and Landlord herein, respectively; provided, however, that such reference to Tenant's or Landlord's successors and assigns shall not be construed as Lender's consent to any assignment or other transfer by Tenant or Landlord.

20. Entire Agreement, Etc. This Agreement (a) is to be construed and enforced in accordance with the laws of the State of Maryland, (b) contains the entire understanding of Lender and Tenant regarding matters dealt with herein (any prior written or oral agreements between them as to such matters being superseded hereby), (c) can be modified or waived in whole or in part only by a written instrument signed on behalf of the party against whom enforcement of the modification or waiver is sought, and (d) will bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns.

IN WITNESS WHEREOF, this Agreement has been duly signed, under seal, as of the date first above written.

(The foregoing shall be signed, witnessed, and notarized on behalf of Lender and Tenant.)

EXHIBIT "D"

TENANT ESTOPPEL CERTIFICATE

Landlord: ______________________________

Tenant: ______________________________

Identification of Leased Premises:

Approximately __________ square feet within a building on land known as ______________________________, as more fully set forth in the Lease.

Date of Original Lease: ______________________________

Date(s) of any amendments: ______________________________

The undersigned, Tenant named above of the Premises identified above (the "Premises") to induce ______________________________ (the "Lender") to make a loan to Landlord or to induce ______________________________ (the "Buyer") to purchase the property in which the Premises is located from Landlord hereby certifies, represents, warrants and agrees with and to Lender and/or the Buyer the following:

1. The undersigned has accepted and is in possession of and occupies the Premises under the Lease, which is in full force and effect. The initial term of the Lease commenced on ____________, ____ and expires on ____________, ____. [Or if applicable, the current renewal term commenced on ____________, ______, and expires on ____________, ____.]

2. There have been no modifications or changes in the Lease, except by those amendments listed above. A true, complete and correct copy of the Lease, with all amendments, is attached hereto as Exhibit A.

3. The undersigned is paying the full Basic Rental, which as of the monthly rental payment due on ____________, ______ is $____________ per month, and is also paying its proportionate share of Operating Expense Differential and other expenses. Tenant has paid to Landlord a security deposit of $ __________.

4. No rent or other sum payable under the Lease has been paid for more than thirty (30) days in advance of its due date.

5. To our knowledge after due inquiry, Landlord is not in default under the Lease and the undersigned has no defense, set-off or counterclaim against Landlord under the Lease or otherwise.

6. The undersigned has not assigned, mortgaged or encumbered Tenant's interest under the Lease or sublet all or any portion of the Premises.

7. Neither the undersigned nor any of its principals or affiliates is the subject of any bankruptcy or insolvency proceeding and neither the undersigned nor any of its principals or affiliates is insolvent or contemplating the filing of any bankruptcy or insolvency proceeding.

8. All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed (including, without limitation, any tenant improvements or other construction or work to be performed by Landlord).

9. Tenant acknowledges receipt of notice that all of Landlord's interest in the Lease has been or is being assigned to Lender as further security for one or more loans to Landlord and/or that the Premises and the improvements of which they are a part have been or are being sold to Buyer.

10. These agreements, representations, warranties and certifications shall bind the undersigned, its personal representatives, heirs, successors and assigns and the undersigned shall deliver a copy hereof to any assignee of its interest in the Lease. The Lender and/or the Buyer and its or their respective personal representatives, heirs, successors and assigns may rely upon all of the foregoing agreements, representations, warranties and certifications.

IN WITNESS WHEREOF, the undersigned has caused this Estoppel Certificate to be duly executed this _____ day of _______________, 2007.

WITNESS/ATTEST: ______________________________

By:______________________________(SEAL)
Name:
Title: